Exhibit (a)(1)(i)

PLAYTIKA HOLDING CORP.

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

FOR RESTRICTED STOCK UNITS

THIS OFFER TO EXCHANGE AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE

AT 9:00 P.M. PACIFIC TIME, ON DECEMBER 12, 2022,

UNLESS THE OFFER IS EXTENDED

Playtika Holding Corp., a Delaware corporation (the “Company,” “Playtika,” “our,” “us” or “we”), is offering eligible service providers the opportunity to exchange outstanding eligible stock options for a lesser number of new restricted stock units (“RSUs”) to be granted under the Playtika Holding Corp. 2020 Incentive Award Plan, as amended (the “2020 Plan”). The 2020 Plan is the only equity incentive plan we maintain. The new RSUs will be granted as of the completion date of this offer. We are making this offer upon the terms and subject to the conditions set forth in this Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units, which we refer to as the “Offer to Exchange.” We refer to the offer made pursuant to this Offer to Exchange as the “Option Exchange.”

Eligible Options. Stock options eligible for exchange, or eligible options, are those options, whether vested or unvested, that meet all of the following requirements:

•	the options were granted under the 2020 Plan prior to November 10, 2022;

•	the options are outstanding and unexercised as of the completion date of the Offer to Exchange;

•	the options are held by an eligible service provider; and

•

the options have, on the completion date, a per share exercise price more than the per share closing price of Playtika’s common stock on the completion date, as reported on the Nasdaq Global Select Market.

You are eligible to participate in the Option Exchange only if you meet all of the following requirements:

•

you are an active service provider of Playtika or any of its majority-owned subsidiaries on the date this offer commences and remain an active service provider through the completion date of the Option Exchange;

•

you are not employed or engaged by Playtika or its majority-owned subsidiaries in any country where we determine that the Option Exchange would have regulatory, tax or other implications that are inconsistent with Playtika’s compensation policies and practices or this offer is prohibited under local regulations as of the date of the completion of the Option Exchange; and

•	you hold at least one eligible option.

An individual is not an “active service provider” if he or she (i) is on a “garden leave” or other leave that will result in a termination of employment with Playtika or one of Playtika’s majority-owned subsidiaries, (ii) has provided Playtika a notice of resignation or (iii) has received a notice of termination of employment or service from Playtika or one of Playtika’s majority-owned subsidiaries, in each case even if such resignation or termination will not take effect until following the completion of the Option Exchange.

The outstanding eligible options that you hold under our 2020 Plan give you the right, when vested, to purchase shares of our common stock once you exercise those options by paying the applicable exercise price of those options. Thus, wherever we use the term “option” in this Offer to Exchange, we refer to the actual options you hold to purchase shares of our common stock and not the shares of our common stock underlying those options.

As of November 3, 2022, 14,945,815 shares of our common stock were subject to outstanding options under our 2020 Plan, of which 13,523,596 options are eligible to participate in the Option Exchange as of the commencement date of the Option Exchange.

i

New RSUs. All eligible options that are properly surrendered in the Option Exchange and accepted by us for exchange pursuant to the Option Exchange will be cancelled as of the completion date of this offer, and the options accepted for exchange will no longer be exercisable after that time.

The new RSUs will be granted in exchange for the cancelled options as of the completion date of this offer under the 2020 Plan.

•

If you participate in the Option Exchange, you will receive one new RSU (representing the right to receive one share of our common stock) for every 2.5 shares of our common stock underlying eligible stock options surrendered pursuant to the Option Exchange. The number of new RSUs will be rounded down to the nearest whole share on a grant-by-grant basis. Fractional RSUs will not be granted in the Option Exchange.

•

New RSUs granted in the Option Exchange will not be vested on their date of grant regardless of whether the surrendered option was vested in whole or in part. Instead, the new RSUs granted in the Option Exchange will vest as follows:

•

Over three years in equal quarterly installments over the period beginning on the completion date of this offer and ending on the third anniversary of the completion date, unless you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland or Romania.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Romania, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on the first anniversary of the completion date, and the remaining RSUs vesting in equal quarterly installments over the two year period thereafter.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on February 1, 2024, and the remaining RSUs vesting in eight equal quarterly installments over the period commencing on the first anniversary of the completion date and ending on the third anniversary of the completion date (and, for the avoidance of doubt, the first such quarterly vesting date will be the last day of the three-month period following the first anniversary date of the completion date of the Option Exchange).

•

Your new RSUs will be subject to the terms and conditions of an RSU agreement between you and Playtika. In all events, vesting is subject to continued service with us through the applicable vesting date. Your participation in the Option Exchange and receipt of any new RSUs does not provide any guarantee or promise of continued service with us.

•

The new RSUs granted in the Option Exchange will be governed by the terms and conditions of the 2020 Plan, an RSU agreement between you and Playtika, and any country-specific terms and conditions set forth in an appendix to the RSU agreement or the 2020 Plan.

If you are eligible to participate in the Option Exchange, you may elect whether to exchange your eligible options on a grant-by-grant basis. You may elect to exchange either all or none of the shares subject to any given eligible option grant. No partial exchanges of an eligible option grant will be permitted, except that if you exercised a portion of an eligible option grant prior to the commencement of this offer, only the portion of the option grant which has not yet been exercised will be eligible to be exchanged.

IMPORTANT INFORMATION FOR

ELIGIBLE SERVICE PROVIDERS IN ISRAEL

If you participate in the Option Exchange and you are subject to tax in Israel, the exchange of eligible options for the grant of new RSUs in the Option Exchange may result in a taxable event and any new RSUs may not be eligible for favorable tax treatment under the 102 Capital Gains Track (as defined in the 2020 Plan) under Section 102 of the ITO. Playtika will seek a tax ruling from the Israel Tax Authorities (“ITA”) which states that eligible option holders participating in the Option Exchange will not be subject to tax as a result of the exchange of eligible options for the new RSUs in the Option Exchange and that the new RSUs will be granted under the 102 Capital Gains Track under Section 102 (the “Israel Tax Ruling”).

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Please read the “Impact of the Option Exchange” section in Schedule G to this Offer to Exchange for more information about the potential tax consequences to you of participation in the Option Exchange. If the Israel Tax Ruling is not obtained by Playtika, the Option Exchange may be a taxable event and any new RSUs may not be granted under the 102 Capital Gains Track of Section 102.

If you choose not to participate in the Option Exchange, you will continue to hold your eligible options on the same terms and conditions and pursuant to the 2020 Plan and the option agreements under which they were originally granted.

Shares of our common stock are quoted on the Nasdaq Global Select Market under the symbol “PLTK.” On November 3, 2022, the closing price of our common stock as quoted on the Nasdaq Global Select Market was $8.97 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your eligible options.

Although our board of directors has approved this offer, neither we nor our board of directors nor our management will make any recommendation as to whether you should exchange, or refrain from exchanging, any or all of your eligible options for new RSUs in the Option Exchange. You must make your own decision regarding whether to surrender your eligible options for exchange after taking into account your own personal circumstances or preferences. If you hold eligible options and are subject to taxation or social insurance contributions in a country other than the U.S., please refer to the Schedules attached to this Offer to Exchange for further details regarding income tax consequences, social insurance contributions and other issues for individuals subject to taxation and/or social insurance contributions outside the U.S. You are encouraged to consult your personal legal counsel, accountant, financial, and/or tax advisor(s) as you deem appropriate if you have questions about your financial or tax situation as it relates to this offer.

This offer is not conditioned upon a minimum total number of options being elected for exchange. This offer is subject to certain conditions which we describe under Section 7 of this Offer to Exchange, “Conditions of the Option Exchange,” and the terms and conditions described in this Offer to Exchange.

Please see the section entitled “Risks of Participating in the Option Exchange” in this Offer to Exchange for a discussion of risks and uncertainties that you should consider before surrendering your eligible stock options for exchange in the Option Exchange.

IMPORTANT

If you want to participate in the Option Exchange, you must submit your election electronically via the Option Exchange website at www.myoptionexchange.com. Your election must be received on or before the expiration of the Option Exchange, currently expected to be 9:00 p.m., Pacific Time, on December 12, 2022, unless otherwise extended.

Your delivery of all documents regarding the Option Exchange, including elections, is at your own risk. Only elections that are properly completed and actually received by us by the deadline via the Option Exchange website at www.myoptionexchange.com will be accepted. Elections submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you submit your election via the Option Exchange website, a confirmation statement will be generated by the Option Exchange website at the time that you complete and submit your election. You should print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your Playtika email. The printed confirmation statement will provide evidence that you submitted your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. If you do not receive a confirmation, we recommend that you confirm that we have received your election by sending an email to playtika@infiniteequity.com.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or other securities commission or regulator has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this Offer to Exchange. Any representation to the contrary is a criminal offense.

You should direct questions about the Option Exchange or requests for additional copies of this Offer to Exchange and the other offer documents to:

Playtika Holding Corp.

Email: to@playtika.com

We recommend that you discuss the personal tax consequences of the Option Exchange with your financial, legal and/or tax advisers.

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of the new RSUs in any jurisdiction where the Offer to Exchange is not permitted. However, at our discretion, we may take actions necessary for us to make an offer to option holders in any of these jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown on the first page of this Offer to Exchange. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

FOR RESTRICTED STOCK UNITS

v

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this Offer to Exchange. You should carefully read this entire Offer to Exchange, the accompanying announcement email from Playtika, and the Election Terms and Conditions, together with the associated instructions and agreement to the terms of the election. This Offer to Exchange is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange, the Election Terms and Conditions and other attached exhibits together with their associated instructions and agreement to the terms of the election, and the other related documents referenced in the Offer to Exchange. We have included in this summary references to other sections in this Offer to Exchange to help you find more complete information with respect to these topics.

Background Information
Q1.	What is the Option Exchange?	2
Q2.	What are some key terms used in the Option Exchange?	3
Q3.	Why is Playtika offering the Option Exchange?	4
Q4.	How do RSUs differ from stock options?	5

Eligibility
Q5.	How do I know whether I am eligible to participate in the Option Exchange?	5
Q6.	How do I know which options are eligible for the Option Exchange?	6
Q7.	Are there circumstances in which I would not be eligible to receive RSUs in the Option Exchange?	6
Q8.	Can I exchange shares of Playtika common stock that I acquired upon a previous exercise of Playtika options?	6
Q9.	How many new RSUs will I receive for the eligible options that I exchange?	6

Q10.	Will the terms and conditions of my new RSUs be the same as my exchanged options?	8
Q11.	Are there special considerations if I am located in Israel?	9
Q12.	When will I receive my new RSUs?	9
Q13.	When will my new RSU awards vest?	10
Q14.	Do I need to exercise my new RSUs in order to receive shares?	11

Participating in the Option Exchange
Q15.	How do I participate in the Offer to Exchange?	11
Q16.	Am I required to participate in the Option Exchange?	13
Q17.	Can I choose which eligible options I want to exchange?	13
Q18.	Are there any restrictions on the number of eligible options grants I must elect to exchange in order to participate in the Option Exchange?	14
Q19.	What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?	14
Q20.	Do I have to pay for the new RSUs?	14
Q21.	How do I decide whether I should participate in the Option Exchange?	15
Q22.	Is Playtika making any recommendation as to whether I should exchange my eligible options?	15
Q23.	How will we determine whether an eligible option has been properly tendered?	16
Q24.	Will my decision to participate in the Option Exchange have an impact on my ability to receive options or other equity awards in the future.?	16

Exchanged Options
Q25.	When will my exchanged options be cancelled?	16
Q26.	Will I be required to give up all of my rights under the exchanged options?	16
Q27.	After I have elected to exchange eligible options, is there anything I must do to receive new RSUs after the completion date?	16

Tax Consequences
Q28.	Will I have to pay taxes if I participate in the Option Exchange?	17

Options Not Exchanged
Q29.	What happens to my eligible option grants if I choose not to participate or my eligible options are not accepted for exchange?	18

Changing or Withdrawing Previous Elections
Q30.	Can I change my mind about which eligible options I want to exchange?	18
Q31.	May I change my mind and withdraw from the Offer to Exchange?	19
Q32.	What if I withdraw my election and then decide again that I want to participate in the Option Exchange?	20

Changes to the Offer to Exchange and Conditions to the Option Exchange
Q33.	If Playtika extends the Option Exchange or changes the Offer to Exchange, how will you notify me?	20
Q34.	Are there any conditions to the completion of the Option Exchange?	20
Q35.	What if Playtika is acquired by another company?	20

Availability of Additional Information
Q36.	Whom can I contact if I have questions about the Offer to Exchange, or if I need additional copies of communications issued to date?	21

Summary Term Sheet and Questions and Answers

The following are answers to some of the questions that you may have about the Option Exchange. You should read carefully this Summary Term Sheet and Questions and Answers and the entire Offer to Exchange, the Election Terms and Conditions and other attached exhibits together with their associated instructions, and the other related documents referenced in the Offer to Exchange. The Offer to Exchange is made subject to the terms and conditions of these documents, which may be amended from time to time hereafter. The information in this Summary Term Sheet and Questions and Answers is not complete and may not contain all of the information that is important to you. Additional important and material information is contained in the Offer to Exchange and the other related documents referenced in the Offer to Exchange. Where appropriate, we have included in this Summary Term Sheet and Questions and Answers references to relevant sections in the Offer to Exchange to help you find more complete information with respect to these topics. Please review this Summary Term Sheet and Questions and Answers and the Offer to Exchange to ensure that you are making an informed decision regarding your participation in the Option Exchange.

Background Information

Q1.	What is the Option Exchange?

A1.	The Option Exchange is a one-time, voluntary opportunity for eligible service providers to exchange eligible “underwater” stock option awards for a lesser number of RSUs.

Further details can be found in Section 2 of the Offer to Exchange under “Types of Awards Granted in the Option Exchange; Number of New RSUs; Completion Date.”

See also: Answer to Question 7, “Are there circumstances in which I would not be eligible for RSUs in the Option Exchange?” of this Summary Term Sheet and Questions and Answers

Q2.	What are some key terms used in the Option Exchange?

A2.	Here are some key terms used when describing the Option Exchange:

Active service provider	An employee, consultant or other individual service provider of Playtika or Playtika’s majority-owned subsidiaries. An individual is not an “active service provider” if he or she (i) is on a “garden leave” or other leave that will result in a termination of employment with Playtika or one of Playtika’s majority-owned subsidiaries, (ii) has provided Playtika a notice of resignation or (iii) has received a notice of termination of employment or service from Playtika or one of Playtika’s majority-owned subsidiaries, in each case even if such resignation or termination will not take effect until following the completion of the Option Exchange.

Commencement date	November 14, 2022, the date the Option Exchange opens.

Completion date

The date and time the offering period for the Option Exchange expires, which is expected to be December 12, 2022, at 9:00 p.m., Pacific Time, but is subject to change. Playtika may extend the offering period and delay the completion date in its sole discretion.

The surrendered options will be cancelled, and the new RSUs will be granted, on the completion date of the Option Exchange.

Eligible service providers	Active employees, consultants or other individual service providers in eligible locations as of the commencement date who remain active employees, consultants or other individual service providers in eligible locations through the completion date.

Eligible locations	The countries, excluding Australia, where Playtika and its majority-owned subsidiaries employ or engage, as applicable, active service providers. Service providers located in Australia are not eligible to participate in the Option Exchange.

Eligible option	A stock option grant that was granted before November 10, 2022 and that remains outstanding and unexercised as of the completion date and is held by an eligible service provider.

An option will not be an eligible option (and any election with regard to such option will be disregarded) if, on the completion date, the per share exercise price of the option is less than the per share closing price of Playtika’s common stock on the completion date, as reported on the Nasdaq Global Select Market.

Exchanged options	Eligible options that, as of the completion date, an eligible service provider elects to exchange for new RSUs in the Option Exchange.

Exercise price	The purchase price per share of the common stock underlying a stock option, which is typically equal to the per share closing price of Playtika’s common stock on the grant date, as reported on the Nasdaq Global Select Market. The exercise price is a fixed price per share at which you can purchase Playtika common stock once the stock options vest.

Full vesting date	The date you fully own your equity award and can exercise or sell the shares underlying the award. For most stock options granted by Playtika, this date will be four years after the vesting commencement date of the option, which is usually the date of hire, promotion or grant, assuming continued employment with Playtika or one of Playtika’s majority-owned subsidiaries.

Grant date	The date an equity award, such as a stock option or RSU, is granted.

Intrinsic value	Intrinsic value with respect to an option is the absolute value of the difference between the trading price of Playtika’s common stock and the exercise price of the option. An underwater option has no intrinsic value since its exercise price is higher than the current trading price of the underlying common stock.

New RSUs	New RSUs that are granted to eligible service providers who choose to participate in the Option Exchange in exchange for the cancellation of their eligible options.

Offer to Exchange	The legal document entitled “Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units.” The Offer to Exchange contains the terms and conditions of the Option Exchange and may be amended and supplemented from time to time.

Offering period	The period between the commencement date and the completion date, during which eligible service providers can choose to exchange eligible options in and pursuant to the terms of the Option Exchange.

Currently, the offering period is November 14, 2022 through 9:00 p.m., Pacific Time, on December 12, 2022 but is subject to change. Playtika may extend the offering period and delay the completion date in its sole discretion.

Option Exchange	The exchange of eligible options for new RSUs pursuant to the offer in this Offer to Exchange.

Restricted stock unit (RSU)	The right to receive shares of Playtika’s common stock in the future; however, that right is “restricted” until the vesting criteria and other terms and conditions set forth in the 2020 Plan and the relevant RSU agreements are satisfied.

SEC	The U.S. Securities and Exchange Commission.

Option Exchange website	The website portal where eligible service providers can choose to participate in the Option Exchange and choose which, if any, eligible options they wish to exchange. The Option Exchange website also includes links to all of the documents referenced in the Offer to Exchange. The web address for the Option Exchange website is http://www.myoptionexchange.com.

Stock option expiration date	The date a stock option expires and is no longer available for exercise. For Playtika, this is typically 10 years following the grant date of a stock option.

Underwater	Stock option grants that have an exercise price that is higher than the current trading price of Playtika’s common stock are considered to be underwater.

Vesting date	The date on which a portion of your stock option grant vests and becomes available for exercise or a portion of your RSU grant vests and shares are released. Once an RSU vests, it becomes a share of Playtika common stock that you can hold, transfer, or sell.

Q3.	Why is Playtika offering the Option Exchange?

A3.

Playtika’s goal in providing equity compensation is not only to reward eligible service providers for their contributions, but also to help them think like stockholders, which we believe is critical to the company’s success. Playtika’s equity programs (e.g., stock options, RSUs) link service providers’ financial interests to those of our stockholders, and provide a way for service providers to share in the company’s long-term success.

Since Playtika’s initial public offering in January 2021, we have experienced a significant decline in our stock price. This decline in price has resulted in a considerable number of Playtika’s service providers holding stock options that are deeply “underwater”—making them less effective in helping us meet our goals.

Playtika is offering the Option Exchange to (i) provide a way for eligible service providers to realize value from eligible underwater options and (ii) to realign service provider and stockholder interests. The Option Exchange gives eligible service providers an opportunity to exchange certain options that are significantly “underwater” as of the commencement date for new RSUs that may provide value to eligible service providers, even if Playtika’s stock price does not increase. This approach of exchanging eligible options for a lesser number of new RSUs is consistent with Playtika’s current compensation strategy and provides what Playtika believes is a meaningful incentive for eligible service providers whose options are currently underwater.

See also: Section 3 of the Offer to Exchange

Q4.	How do RSUs differ from stock options?

A4.	The table below outlines some key differences between stock options and RSUs:

	Stock Options	RSUs
What they are	The right to purchase a fixed number of shares of Playtika common stock at a fixed price for a fixed period of time.	The right to receive shares of Playtika common stock in the future upon vesting at no cost to the holder.

How they work

Once a stock option grant vests, you can exercise the vested portion at any time until the expiration date of that option. Exercising an option means you buy the stock at the exercise price set on the date of the grant.

If the price of Playtika’s stock is greater than the exercise price when you exercise and sell the shares, you receive the gain (after any taxes, of course).

However, when Playtika’s stock price is less than the exercise price, the stock option has no intrinsic value and is considered to be underwater.

Once an RSU vests, a share of Playtika stock is issued to you and at no cost to you, other than withholding for applicable taxes associated with the RSU. An RSU has value equal to the then-current Playtika stock price. Once Playtika stock is issued to you following the vesting of the RSU, you can either keep it as an investment or sell it.

Example (assumes vested options and RSUs and no taxes)	If you are awarded a stock option with a per share exercise price of $15 and the Playtika stock price subsequently increases to $20, the option will be worth $5 if exercised on that later date.	If the stock price on the grant date of your RSU is $15, and the Playtika stock price subsequently increases to $20, each RSU will be worth $20 as of that later date.

	If you are awarded a stock option with a per share exercise price of $15 and the Playtika stock price subsequently decreases to $10, the option will have no intrinsic value as of that later date.	If the stock price on the grant date of your RSU is $15, and the Playtika stock price subsequently decreases to $10, each RSU will be worth $10 as of that later date.

Eligibility

Q5.	How do I know whether I am eligible to participate in the Option Exchange?

A5.	You will be eligible to participate in the Option Exchange if:

•	You are an active service provider of Playtika or any of its majority-owned subsidiaries on the commencement date;

•	You remain an active service provider of Playtika or any of its majority-owned subsidiaries through the completion date of the Option Exchange;

•

You are not employed or engaged by Playtika or its majority-owned subsidiaries in any country where we determine that the Option Exchange would have regulatory, tax or other implications that are inconsistent with Playtika’s compensation policies and practices or this offer is prohibited under local regulations as of the date of the completion of the Option Exchange; and

•	You hold at least one eligible option.

An individual is not an “active service provider” if he or she (i) is on a “garden leave” or other leave that will result in a termination of employment with Playtika or one of Playtika’s majority-owned subsidiaries, (ii) has provided Playtika a notice of resignation or (iii) has received a notice of termination of employment or service from Playtika or one of Playtika’s majority-owned subsidiaries, in each case even if such resignation or termination will not take effect until following the completion of the Option Exchange

Playtika reserves the right to withdraw the Offer to Exchange in any jurisdiction for which it determines that the Option Exchange would have regulatory, tax or other implications that are inconsistent with Playtika’s compensation policies and practices. If Playtika withdraws the Offer to Exchange in a particular jurisdiction, the Offer to Exchange will not be made to, nor will eligible options be accepted for exchange from or on behalf of, eligible service providers in that jurisdiction.

See also: Section 1 of the Offer to Exchange

Q6.	How do I know which options are eligible for the Option Exchange?

A6.

If you are eligible to participate in the Option Exchange, the Option Exchange website will indicate which of your stock options are eligible for exchange. In order for your stock option awards to be eligible, they must remain outstanding and unexercised on the commencement date and the completion date and have a per share exercise price more than the per share closing price of Playtika’s common stock on the completion date, as reported on the Nasdaq Global Select Market.

See also: Section 2 of the Offer to Exchange

Q7.	Are there circumstances in which I would not be eligible to receive RSUs in the Option Exchange?

A7.	Yes:

•	If you cease being an active service provider prior to the completion date; and

•	If you are located in Australia, you are not eligible to participate in the Option Exchange.

See also: Sections 1 and 2 of the Offer to Exchange

Q8.	Can I exchange shares of Playtika common stock that I acquired upon a previous exercise of Playtika options?

A8.

No. This Option Exchange relates only to outstanding Playtika options to purchase shares of our common stock. You may not exchange in this Option Exchange any shares of our common stock that you acquired upon a prior exercise of options or by any other means.

See also: Section 2 of the Offer to Exchange

Q9.	How many new RSUs will I receive for the eligible options that I exchange?

A9.

If you participate in the Option Exchange, you will receive one new RSU (representing the right to receive one share of our common stock) for every 2.5 shares of our common stock underlying eligible stock options surrendered pursuant to the Offer to Exchange. The number of new RSUs will be rounded down to the nearest whole share on a grant-by-grant basis. Fractional RSUs will not be granted in the Option Exchange.

New RSUs granted in the Option Exchange will not be vested on their date of grant regardless of whether the surrendered option was fully vested in whole or in part. Instead, the new RSUs granted in the Option Exchange will vest as follows:

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Over three years in equal quarterly installments over the period beginning on the completion date of this offer and ending on the third anniversary of the completion date, unless you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland or Romania.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Romania, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on the first anniversary of the completion date, and the remaining RSUs vesting in equal quarterly installments over the two year period thereafter.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on February 1, 2024, and the remaining RSUs vesting in eight equal quarterly installments over the period commencing on the first anniversary of the completion date and ending on the third anniversary of the completion date (and, for the avoidance of doubt, the first such quarterly vesting date will be the last day of the three-month period following the first anniversary date of the completion date of the Option Exchange).

•

Your new RSUs will be subject to the terms and conditions of an RSU agreement between you and Playtika. In all events, vesting is subject to continued service with us through the applicable vesting date. Your participation in the Option Exchange and receipt of any new RSUs does not provide any guarantee or promise of continued service with us.

IMPORTANT INFORMATION FOR

ELIGIBLE SERVICE PROVIDERS IN ISRAEL

If you participate in the Option Exchange and you are subject to tax in Israel, the exchange of eligible options for the grant of new RSUs in the Option Exchange may result in a taxable event and any new RSUs may not be eligible for favorable tax treatment under the 102 Capital Gains Track (as defined in the 2020 Plan) under Section 102 of the ITO. Playtika will seek a tax ruling from the Israel Tax Authorities (“ITA”) which states that eligible option holders participating in the Option Exchange will not be subject to tax as a result of the exchange of eligible options for the new RSUs in the Option Exchange and that the new RSUs will be granted under the 102 Capital Gains Track under Section 102 (the “Israel Tax Ruling”).

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Please read the “Impact of the Option Exchange” section in Schedule G to this Offer to Exchange for more information about the potential tax consequences to you of participation in the Option Exchange. If the Israel Tax Ruling is not obtained by Playtika, the Option Exchange may be a taxable event and any new RSUs may not be granted under the 102 Capital Gains Track of Section 102.

The new RSUs granted in the Option Exchange will be governed by the terms and conditions of the 2020 Plan, an RSU agreement between you and Playtika, and any country-specific terms and conditions set forth in an appendix to the RSU agreement or the 2020 Plan.

Example

If you hold an eligible option to purchase 2,500 shares of Playtika common stock, you will receive 1,000 new RSUs on the completion date if you elect to participate in the Option Exchange.

You will not have to calculate the number of new RSUs you will receive for the eligible options you elect to exchange in the Option Exchange. The Option Exchange website lists the number of new RSUs you are eligible to receive for each of your eligible option grants.

See also: Section 2 of the Offer to Exchange

Q10.	Will the terms and conditions of my new RSUs be the same as my exchanged options?

A10.	No. RSUs are a different type of award than stock options, and the terms and conditions of your new RSUs will be different from the exchanged options.

Options represent the right to purchase shares of Playtika shares at a fixed price for a specified term (generally ten years from the date of grant, subject to earlier termination in the event of your termination of employment or service). While the eligible options are currently underwater, in the event Playtika’s stock price increases in the future, the eligible options may have a greater value in the future than the new RSUs to be granted in the Option Exchange given that fewer new RSUs will be granted in exchange for the surrender of eligible options.

Also, the vesting schedule of new RSUs will be different from the vesting schedule of the exchanged options, many of which are vested as of the commencement date. For example, the awards granted to employees in January 2021 in connection with our initial public offering will be nearly 50% vested on the commencement date of the Option Exchange.

New RSUs granted in the Option Exchange will not be vested on their date of grant regardless of whether the surrendered option was fully vested in whole or in part. Instead, the new RSUs granted in the Option Exchange will vest as follows:

•

Over three years in equal quarterly installments over the period beginning on the completion date of this offer and ending on the third anniversary of the completion date, unless you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland or Romania.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Romania, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on the first anniversary of the completion date, and the remaining RSUs vesting in equal quarterly installments over the two year period thereafter.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on February 1, 2024, and the remaining RSUs vesting in eight equal quarterly installments over the period commencing on the first anniversary of the completion date and ending on the third anniversary of the completion date (and, for the avoidance of doubt, the first such quarterly vesting date will be the last day of the three-month period following the first anniversary date of the completion date of the Option Exchange).

•

Your new RSUs will be subject to the terms and conditions of an RSU agreement between you and Playtika. In all events, vesting is subject to continued service with us through the applicable vesting date. Your participation in the Option Exchange and receipt of any new RSUs does not provide any guarantee or promise of continued service with us.

The new RSUs granted in the Option Exchange will be governed by the terms and conditions of the 2020 Plan, an RSU agreement between you and Playtika, and any country-specific terms and conditions set forth in an appendix to the RSU agreement or 2020 Plan. Links to the 2020 Plan and the current forms of RSU agreements under the 2020 Plan, including any country-specific appendices, and any other country-specific documentation, are included on the Option Exchange website as exhibits to a document Playtika filed with the SEC called a “Schedule TO,” which is available on the Option Exchange website and the SEC’s website at www.sec.gov.

In addition, the tax treatment and social insurance contribution obligations of the new RSUs may differ significantly from the tax treatment and social insurance contribution obligations of your exchanged options.

See also:

•

Answers to Question 11, “Are there special considerations if I am located in Israel?”, Question 13, “When will my new RSU awards vest?” and Question 28, “Will I have to pay taxes if I participate in the Option Exchange?” of this Summary Term Sheet and Questions and Answers

•	Sections 2 and 14 of the Offer to Exchange

•	Schedules C through L of the Offer to Exchange, which contains country-specific tax disclosures

Q11.	Are there special considerations if I am located in Israel?

A11.

If you participate in the Option Exchange and you are subject to tax in Israel, the exchange of eligible options for the grant of new RSUs in the Option Exchange may result in a taxable event and any new RSUs may not be eligible for favorable tax treatment under the 102 Capital Gains Track (as defined in the 2020 Plan) under Section 102 of the ITO. Playtika will seek the Israel Tax Ruling from the ITA which states that eligible option holders participating in the Option Exchange will not be subject to tax as a result of the exchange of eligible options for the new RSUs in the Option Exchange and that the new RSUs will be granted under the 102 Capital Gains Track under Section 102.

If the Israel Tax Ruling is obtained, the new RSUs will be granted under the 102 Capital Gains Track pursuant to which the new RSUs and any shares acquired at vesting of the new RSUs will be held in trust by the trustee designated by Playtika for at least 24 months from the date of grant of the new RSUs to comply with the required holding period.

Your eligible options may also have been granted under the 102 Capital Gains Track. Please note that you will not receive any holding period credit on your new RSU grants for the time period your eligible options were held in trust prior to the Option Exchange; rather, the required holding period will start over on the date the new RSUs are granted.

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Please read the “Impact of the Option Exchange” section in Schedule G to this Offer to Exchange for more information about the potential tax consequences to you of participation in the Option Exchange. If the Israel Tax Ruling is not obtained by Playtika, the Option Exchange may be a taxable event and any new RSUs may not be granted under the 102 Capital Gains Track of Section 102.

Q12.	When will I receive my new RSUs?

A12.

The grant date of the new RSUs will be the completion date. If the offering period is extended, the completion date and the grant of the new RSUs will be correspondingly delayed. Please note that it may take a few weeks from the completion date for you to receive an email related to your new RSUs and for the grant of new RSUs to be reflected in your online Shareworks account. Please review and accept your grant documents in your online Shareworks account. If your account has not been updated for the new RSUs within a few weeks following the completion date, please contact to@playtika.com. You will receive the shares of Playtika common stock subject to your new RSUs if and when your new RSUs vest.

See also:

•	Answer to Question 13, “When will my new RSU awards vest?” of this Summary Term Sheet and Questions and Answers

•	Sections 6 and 9 of the Offer to Exchange

Q13.	When will my new RSU awards vest?

A13.

New RSUs granted in the Option Exchange will not be vested on their date of grant regardless of whether the surrendered option was fully vested in whole or in part. Instead, the new RSUs granted in the Option Exchange will vest as follows:

•

Over three years in equal quarterly installments over the period beginning on the completion date of this offer and ending on the third anniversary of the completion date, unless you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland or Romania.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Romania, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on the first anniversary of the completion date, and the remaining RSUs vesting in equal quarterly installments over the two year period thereafter.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on February 1, 2024, and the remaining RSUs vesting in eight equal quarterly installments over the period commencing on the first anniversary of the completion date and ending on the third anniversary of the completion date (and, for the avoidance of doubt, the first such quarterly vesting date will be the last day of the three-month period following the first anniversary date of the completion date of the Option Exchange).

•

Your new RSUs will be subject to the terms and conditions of an RSU agreement between you and Playtika. In all events, vesting is subject to continued service with us through the applicable vesting date. Your participation in the Option Exchange and receipt of any new RSUs does not provide any guarantee or promise of continued service with us.

New RSUs granted in the Option Exchange will only vest if the holder remains in continuous service under the terms and conditions of the 2020 Plan, the applicable RSU agreement and other relevant Playtika policies, as each may be amended from time to time. Generally, new RSUs that are not vested at termination of continuous service to Playtika, as determined in accordance with the 2020 plan, will be forfeited.

IMPORTANT INFORMATION FOR

ELIGIBLE SERVICE PROVIDERS IN ISRAEL

Regardless of whether the Israel Tax Ruling is obtained, your new RSUs will be granted under the terms of the 2020 Plan, including the Sub-Plan for Israeli Participants. As mentioned above, if an Israel Tax Ruling is obtained, the new RSUs will be granted under the 102 Capital Gains Track pursuant to which the new RSUs and any shares acquired at vesting of the new RSUs will be held in trust by the trustee designated by Playtika for at least 24 months from the date of grant of the new RSUs to comply with the required holding period.

Your eligible options may also have been granted under the 102 Capital Gains Track. Please note that you will not receive any holding period credit on your new RSU grants for the time period your eligible options were held in trust prior to the Option Exchange; rather, the required holding period will start over on the date the new RSUs are granted.

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Please read the “Impact of the Option Exchange” section in Schedule G to this Offer to Exchange for more information about the potential tax consequences to you of participation in the Option Exchange. If the Israel Tax Ruling is not obtained by Playtika, the Option Exchange may be a taxable event and any new RSUs may not be granted under the 102 Capital Gains Track of Section 102.

Q14.	Do I need to exercise my new RSUs in order to receive shares?

A14.

Unlike stock options, which you must exercise in order to receive the vested shares subject to the option, you do not need to exercise RSUs in order to receive shares. If your new RSUs vest in accordance with the vesting schedule set forth in the applicable RSU agreement, you will automatically receive the shares subject to the new RSUs promptly thereafter (less taxes, of course). Generally, new RSUs that do not vest will be forfeited to Playtika, as determined in accordance with the 2020 Plan.

See also: Section 9 of the Offer to Exchange

Participating in the Option Exchange

Q15.	How do I participate in the Offer to Exchange?

A15.	If you choose to participate in the Option Exchange, you must take action no later than 9:00 p.m., Pacific Time, on the completion date.

•	First, you need to learn about the Offer to Exchange—what it is, whether you are eligible (eligibility varies by country based on regulatory requirements) and which stock options can be exchanged.

•

Next, evaluate your options. You will be able to model how many new RSUs you would receive for your eligible options on the Option Exchange website. Keep in mind that you can exchange some, all or none of your eligible option grants for new RSUs.

•

Lastly, choose which eligible options to exchange, if any. You must make your election online at the Option Exchange website during the offering period (i.e., between the commencement date and the completion date). Just follow these simple steps:

1.

Click on the link to the Option Exchange website in the announcement email you received from Shlomi Aizenberg, Chief Operating Officer, dated November 14, 2022, announcing the Option Exchange, or go to the Option Exchange website at http://www.myoptionexchange.com/Identity/Account/Register. Log in to the Option Exchange website using the login instructions provided to you in the announcement email (or if you previously logged into the Option Exchange website, your updated login credentials).

2.

After logging in to the Option Exchange website, review the information and proceed through to the “Election Form” page. You will be provided with personalized information regarding each eligible option grant you hold, including:

•	the grant date of the eligible option grant;

•	the per share exercise price of the eligible option grant;

•

the number of vested and unvested shares of our common stock subject to the eligible option grant as of December 12, 2022 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date);

•	the number of shares of our common stock subject to the new RSU grant that would be granted in exchange for the eligible option grant; and

•	the vesting schedule of the new RSU grant.

3.

On the “Election Form” page, make your selection next to each of your eligible option grants to indicate which eligible option grants you choose to exchange in the Option Exchange by selecting “Exchange” or choose not to exchange in the Option Exchange by selecting “Do Not Exchange.”

4.

Proceed through the Option Exchange website by following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Confirm Elections page and in the Option Exchange documents, submit your election. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5.

Upon submitting your election, a confirmation statement will be generated by the Option Exchange website. Please print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your Playtika email. At this point, you will have completed the election process via the Option Exchange website.

We must receive your properly completed and submitted election by the expiration of the Option Exchange, currently expected to be 9:00 p.m., Pacific Time, on December 12, 2022, unless otherwise extended. If you are unable to submit your election via the Option Exchange website as a result of technical failures of the Option Exchange website such as the Option Exchange website being unavailable or the Option Exchange website not enabling you to submit your election, please email to@playtika.com prior to the expiration of the Option Exchange.

If you elect to exchange any portion of an individual eligible option grant in the Offer to Exchange, you must elect to exchange the entire individual eligible option grant. If you hold more than one individual eligible option grant, however, you may choose to exchange one or more of such individual eligible option grants, on a grant-by-grant basis, without having to exchange all of your individual eligible option grants. No partial exchanges of an eligible option grant will be permitted. If you are eligible to participate in the Option Exchange, the Option Exchange website will list all of your eligible options.

We may extend this Option Exchange. If we extend the offering period, we will issue a press release, email or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on December 13, 2022 (the U.S. business day following the previously scheduled completion date).

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any option tendered for exchange that we determine is not in the appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this Option Exchange, we will accept all properly tendered eligible option grants promptly after the expiration of this Option Exchange.

IMPORTANT INFORMATION FOR

ELIGIBLE SERVICE PROVIDERS IN ISRAEL

If you participate in the Option Exchange and you are subject to tax in Israel, the exchange of eligible options for the grant of new RSUs in the Option Exchange may result in a taxable event and any new RSUs may not be eligible for favorable tax treatment under the 102 Capital Gains Track (as defined in the 2020 Plan) under Section 102 of the ITO. Playtika will seek the Israel Tax Ruling from the ITA which states that eligible option holders participating in the Option Exchange will not be subject to tax as a result of the exchange of eligible options for the new RSUs in the Option Exchange and that the new RSUs will be granted under the 102 Capital Gains Track under Section 102.

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Please read the “Impact of the Option Exchange” section in Schedule G to this Offer to Exchange for more information about the potential tax consequences to you of participation in the Option Exchange. If the Israel Tax Ruling is not obtained by Playtika, the Option Exchange may be a taxable event and any new RSUs may not be granted under the 102 Capital Gains Track of Section 102.

See also:

•	Answer to Question 16, “Am I required to participate in the Option Exchange?” of this Summary Term Sheet and Questions and Answers

•	Section 4 of the Offer to Exchange

Q16.	Am I required to participate in the Option Exchange?

A16.

No. Participation in the Option Exchange is voluntary. If you choose not to participate in the Option Exchange, you will continue to hold your eligible options on the same terms and conditions and pursuant to which they were originally granted.

See also: Section 2 of the Offer to Exchange

Q17. Can I choose which eligible options I want to exchange?

A17.

You may choose to exchange some, all or none of your eligible options in the Offer to Exchange entirely at your discretion. However, if you elect to participate in the Option Exchange, to exchange an individual eligible option grant, you must elect to exchange the entire individual eligible option grant. Playtika is not accepting partial tenders of individual eligible option grants, except that you may elect to exchange the entire remaining portion of an eligible option grant that you have exercised partially. You otherwise may not elect to exchange only some of the shares covered by any particular individual eligible option grant.

See also: Section 2 of the Offer to Exchange

Q18.	Are there any restrictions on the number of eligible options grants I must elect to exchange in order to participate in the Option Exchange?

A18.

No. There is no minimum number of eligible options that you must elect to exchange in order to participate. However, if you elect to participate in the Option Exchange, to exchange an individual eligible option grant, you must elect to exchange the entire individual eligible option grant. Playtika is not accepting partial tenders of individual eligible option grants, except that you may elect to exchange the entire remaining portion of an eligible option grant that you have exercised partially. You otherwise may not elect to exchange only some of the shares covered by any particular individual eligible option grant.

Please note that there may be brokerage and/or wire fees associated with selling the shares of Playtika common stock acquired upon vesting of new RSUs which could affect the benefit you can realize from such sale.

See also:

•	Answer to Question 20, “Do I have to pay for the new RSUs?” of this Summary Term Sheet and Questions and Answers

•	Section 9 of the Offer to Exchange

Q19.	What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A19.

If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible service provider beneficially owns a portion of that eligible option grant, then in order to participate in the Option Exchange with respect to such eligible option grant, you may accept this Option Exchange with respect to the entire remaining outstanding portion of the eligible option grant, including the portion beneficially owned by the other person, as long as you are the legal owner of the eligible option grant. As described in Answer to Question 17, we are not accepting partial tenders of an eligible option grant, so you may not accept this Option Exchange with respect to a portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. As you are the legal owner of the eligible option grant, we will respect an election properly made by you, but will not be responsible to you or the beneficial owner of the eligible option grant for any errors made by you with respect to such eligible option grant.

See also: Section 2 of the Offer to Exchange

Q20.	Do I have to pay for the new RSUs?

A20.

You do not have to make any cash payment to Playtika to receive a grant of new RSUs in exchange for your exchanged options. You also do not have to pay Playtika to receive the shares of Playtika common stock that become issuable to you if your new RSUs vest; however, you may have taxes due on the vesting of the RSUs.

Please also note that you will incur brokerage and/or wire fees in the event you decide to sell the shares of Playtika common stock issued to you upon vesting of your new RSUs.

See also:

•	Answer to Question 28, “Will I have to pay taxes if I participate in the Option Exchange?” of this Summary Term Sheet and Questions and Answers

•	Section 9 and 14 of the Offer to Exchange

•	Schedules C through L of the Offer to Exchange, which contain country-specific tax disclosures

Q21.	How do I decide whether I should participate in the Option Exchange?

A21.

First, review all of the materials provided to you in connection with the Offer to Exchange, including this Summary Term Sheet and Questions and Answers. These materials can all be found on the Option Exchange website and in, or filed as exhibits to, a document filed by Playtika with the SEC called a “Schedule TO,” which is available on the SEC website at http://www.sec.gov.

In addition to reviewing the materials, please note the following:

•	It’s not a one-for-one exchange. You will receive fewer new RSUs than the number of shares of our common stock underlying eligible options that you surrender for exchange.

•

RSUs provide value upon vesting even if Playtika’s stock price does not increase after the grant date. However, because you will receive fewer new RSUs than the options you elect to exchange, it is possible that, at some point in the future, options you choose to exchange could be economically more valuable than the new RSUs received by you pursuant to the Option Exchange.

•	New RSUs granted in the Option Exchange will be subject to a new vesting schedule, even if the eligible options you exchange were vested in whole or in part.

•

Do not forget to consider taxes and social insurance contributions. In general, your new RSUs will be taxed, and social insurance contributions made, if applicable, when they vest. But taxation and social insurance contribution rules vary from country to country, so you will want to review all of the documents provided in connection with the Offer to Exchange carefully. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different tax consequences and social insurance contributions that may apply to you.

•

Please also note that no one from Playtika is, or will be, authorized to provide you with advice or recommendations or to provide you additional information not included in the Offer to Exchange or the documents referenced in the Offer to Exchange. You must make your own personal decision as to whether or not to participate in the Option Exchange. You are strongly encouraged to consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) for further advice.

See also:

•	Sections 3 and 9 of the Offer to Exchange

•	Schedules C through L of the Offer to Exchange, which contain country-specific tax disclosures

•	Risks of Participating in the Option Exchange in the Offer to Exchange

Q22.	Is Playtika making any recommendation as to whether I should exchange my eligible options?

A22.

No. Playtika is providing you with as much information as possible to assist you in making your own informed decision. However, Playtika is not making any recommendation as to whether you should accept the Offer to Exchange. No one from Playtika is, or will be, authorized to provide you with advice or recommendations or to provide you additional information not included in the Offer to Exchange or the documents referenced in the Offer to Exchange. You must make your own personal decision as to whether or not to participate in the Option Exchange. You are strongly encouraged to consult with your personal legal counsel, accountant, financial, and/or tax advisor for further advice.

See also:

•	Section 3 of the Offer to Exchange

•	Schedules C through L of the Offer to Exchange, which contain country-specific tax disclosures

•	Risks of Participating in the Option Exchange in the Offer to Exchange

Q23.	How will we determine whether an eligible option has been properly tendered?

A23.

We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of the documents you submit to accept the Option Exchange for any of your eligible options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election or any options tendered for exchange that we determine is not in appropriate form or that we determine is unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn, subject to the terms of this Option Exchange. No tender of eligible options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election, and we will not incur any liability for failure to give any notice.

See also: Section 4 of the Offer to Exchange

Q24.	Will my decision to participate in the Option Exchange have an impact on my ability to receive options or other equity awards in the future?

A24.

No. Your election to participate or abstain from participating in the Option Exchange will have no effect on our making future grants of options, other equity awards, or any other rights to you or anyone else.

See also: Section 1 of the Offer to Exchange

Exchanged Options

Q25.	When will my exchanged options be cancelled?

A25.

Your exchanged options will be cancelled as of the completion date. If the Offer to Exchange is extended and the completion date delayed, the cancellation of your exchanged options and the grant date of any new RSUs will be correspondingly delayed. Exchanged options that are cancelled will no longer be displayed through your online Shareworks account following the completion date.

See also: Section 6 of the Offer to Exchange

Q26.	Will I be required to give up all of my rights under the exchanged options?

A26.

Yes. Once Playtika has accepted your exchanged options, your exchanged options will be cancelled and you will no longer will have any rights under those exchanged options. Playtika will cancel all exchanged options as of the completion date. However, if the completion date is delayed, the date the exchanged options are cancelled and the grant date of any new RSUs will be correspondingly delayed.

See also: Section 6 of the Offer to Exchange

Q27.	After I have elected to exchange eligible options, is there anything I must do to receive new RSUs after the completion date?

A27.

No. Once your exchanged options have been cancelled, you do not need to take additional action in order to receive your new RSUs. Your new RSUs will be granted to you as of the completion date. If the Offer to Exchange is extended and the completion date delayed, the date on which new RSUs are granted will be correspondingly delayed. In order to receive the shares covered by the new RSU grant, you must continue to be an active service provider and eligible for vesting under Playtika’s policies, as amended from time to time, through the applicable vesting date.

Please note that it may take a few weeks from the completion date for you to receive an email related to your new RSUs and for the grant of new RSUs to be reflected in your online Shareworks account. You will be required to accept your grant documents in your online Shareworks account.

See also:

•	Answer to Question 13, “When will my new RSU awards vest?” of this Summary Term Sheet and Questions and Answers

•	Section 9 of the Offer to Exchange

Tax Consequences

Q28.	Will I have to pay taxes if I participate in the Option Exchange?

A28.

If you participate in the Option Exchange, you generally will not be required to recognize income for income taxes, social insurance contributions or other tax purposes at the time of the exchange, or when the new RSUs are granted. You generally will recognize income for income tax, social insurance contributions and other tax purposes when the new RSUs vest and the shares underlying the new RSUs are issued to you. If you are subject to tax in Israel, the timing of the taxes on your new RSUs may differ from this general statement. See below for more information.

You should consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to determine the personal tax consequences to you of participating in the Option Exchange. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different income tax, social insurance contributions and other tax consequences that may apply to you.

If your eligible options were granted while you were providing services in one jurisdiction and you now work for Playtika in another jurisdiction, you may be subject to income taxes, social insurance contributions and other taxes at the time of the exchange in the jurisdiction in which the eligible option was originally granted. You should consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to determine the tax effect of your individual circumstances.

IMPORTANT INFORMATION FOR

ELIGIBLE SERVICE PROVIDERS IN ISRAEL

If you participate in the Option Exchange and you are subject to tax in Israel, the exchange of eligible options for the grant of new RSUs in the Option Exchange may result in a taxable event and any new RSUs may not be eligible for favorable tax treatment under the 102 Capital Gains Track (as defined in the 2020 Plan) under Section 102 of the ITO. Playtika will seek the Israel Tax Ruling from the ITA which states that eligible option holders participating in the Option Exchange will not be subject to tax as a result of the exchange of eligible options for the new RSUs in the Option Exchange and that the new RSUs will be granted under the 102 Capital Gains Track under Section 102.

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Please read the “Impact of the Option Exchange” section in Schedule G to this Offer to Exchange for more information about the potential tax consequences to you of participation in the Option Exchange. If the Israel Tax Ruling is not obtained by Playtika, the Option Exchange may be a taxable event and any new RSUs may not be granted under the 102 Capital Gains Track of Section 102.

See also:

•	Section 14 of the Offer to Exchange

•	Schedules C through L of the Offer to Exchange, which contain country-specific tax disclosures

Options Not Exchanged

Q29.	What happens to my eligible option grants if I choose not to participate or my eligible options are not accepted for exchange?

A29.

If you choose not to participate or your eligible options are not accepted for exchange, your eligible option grants will remain outstanding until they are exercised or expire by their terms, retain their current exercise price, retain their current vesting schedule and retain all of the other terms and conditions as set forth in the 2020 Plan and option agreement related to such eligible option grants.

See also: Section 6 of the Offer to Exchange

Changing or Withdrawing Previous Elections

Q30. Can I change my mind about which eligible options I want to exchange?

A30.

To change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible options from this Option Exchange, you must deliver a valid new election indicating only the eligible option grants you wish to exchange in the Option Exchange or a valid new election indicating that you reject the Option Exchange with respect to all of your eligible options, by completing the election process via the following method outlined below on or before the completion date, currently expected to be 9:00 p.m., Pacific Time, on December 12, 2022, unless otherwise extended:

Election changes and withdrawals via the Option Exchange website

1.	Log in to the Option Exchange website at www.myoptionexchange.com.

2.

After logging in to the Option Exchange website, review the information and proceed through to the “Election Form” page, where you will find personalized information regarding each eligible option grant you hold, including:

•	the grant date of the eligible option grant;

•	the per share exercise price of the eligible option grant;

•

the number of vested and unvested shares of our common stock subject to the eligible option grant as of December 12, 2022 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date);

•	the number of shares of our common stock subject to the new RSU grant that would be granted in exchange for the eligible option grant; and

•	the vesting schedule of the new RSU grant.

3.

On the “Election Form” page, change your selection next to each of your eligible option grants to indicate which eligible option grants you choose to exchange in the Option Exchange by selecting “Exchange” or choose not to exchange in the Option Exchange by selecting “Do Not Exchange.”

4.

Proceed through the Option Exchange website by following the instructions provided. Review your selections and confirm that you are satisfied with your selections. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Confirm Elections page and in the Option Exchange documents, submit your election. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5.

Upon submitting your election, a confirmation statement will be generated by the Option Exchange website. Please print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. At this point, you will have completed the process for changing your previous election or withdrawing from participation in the Option Exchange via the Option Exchange website.

We must receive your properly completed and submitted election by the expiration of the Option Exchange, currently expected to be 9:00 p.m., Pacific Time, on December 12, 2022, unless otherwise extended. If you are unable to submit your election via the Option Exchange website as a result of technical failures of the Option Exchange website such as the Option Exchange website being unavailable or the Option Exchange website not enabling you to submit your election, please email to@playtika.com.

Your delivery of all documents regarding the Option Exchange, including elections, is at your risk. If you submit your election via the Option Exchange website, a confirmation statement will be generated by the Option Exchange website at the time that you complete and submit your election. You should print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. The printed confirmation statement will provide evidence that you submitted your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. If you do not receive a confirmation, we recommend that you confirm that we have received your election by emailing playtika@infiniteequity.com. Only responses that are properly completed and actually received by us by the deadline through the Option Exchange website at www.myoptionexchange.com will be accepted. Responses submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

See also:

•	Answer to Question 16, “Am I required to participate in the Option Exchange” of this Summary Term Sheet and Questions and Answers

•	Sections 4 and 5 of the Offer to Exchange

Q31.	May I change my mind and withdraw from the Offer to Exchange?

A31.

Yes. You may change your mind after you have submitted an election and withdraw from the Offer to Exchange at any time on or before the completion date (which currently is expected to be December 12, 2022, at 9:00 p.m., Pacific Time) and retain your eligible options under their existing terms. If we extend the completion date, you may withdraw your election at any time until the extended Offer to Exchange expires. You may change your mind as many times as you wish, but you will be bound by the properly submitted election we receive last on or before the completion date.

See also:

Answer to Question 16, “Am I required to participate in the Option Exchange” of this Summary Term Sheet and Questions and Answers

•	Section 5 of the Offer to Exchange

Q32.	What if I withdraw my election and then decide again that I want to participate in the Option Exchange?

A32.

If you have withdrawn your election to participate with respect to some or all of your eligible option grants and then decide again that you would like to participate in this Option Exchange, you may reelect to participate by submitting a new properly completed election via the Option Exchange website at www.myoptionexchange.com on or before the completion date, in accordance with the procedures described in Question 30, “Can I change my mind about which eligible options I want to exchange?” and Section 4 of the Offer to Exchange.

See also:

•	Answer to Question 16, “Am I required to participate in the Option Exchange” of this Summary Term Sheet and Questions and Answers

•	Sections 4 and 5 of the Offer to Exchange

Changes to the Offer to Exchange and Conditions to the Option Exchange

Q33.	If Playtika extends the Option Exchange or changes the Offer to Exchange, how will you notify me?

A33.

If Playtika extends the Option Exchange or otherwise changes the Offer to Exchange, Playtika will issue a press release, email and/or other form of communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled completion date.

See also: Sections 2 and 14 of the Offer to Exchange

Q34.	Are there any conditions to the completion of the Option Exchange?

A34.

Yes. The completion of the Option Exchange is subject to a number of customary conditions that are described in Section 7 of the Offer to Exchange. If any of these conditions are not satisfied, Playtika will not be obligated to accept and exchange properly tendered eligible option grants, though Playtika may elect to do so at its sole discretion.

The offer is not conditioned upon a minimum number of eligible stock options being surrendered for exchange or a minimum number of eligible service providers participating.

See also: Sections 2 and 7 of the Offer to Exchange

Q35.	What if Playtika is acquired by another company?

A35.

If Playtika merges or consolidates with or is acquired by another entity prior to the completion date, or enters into an agreement to do so, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the 2020 Plan and applicable option agreement. Further, if Playtika is acquired prior to the completion date, Playtika reserves the right to withdraw the offer, in which case your eligible options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new RSUs in exchange for them pursuant to the Offer to Exchange. If Playtika is acquired prior to the completion date but does not withdraw the offer, Playtika (or the successor entity) will notify you of any material changes to the terms of the Offer to Exchange or the new RSUs, including any adjustments to the number of shares that will be subject to the new RSUs. Under such circumstances, the type of security and the number of shares covered by your new RSUs would be adjusted based on the consideration per share given to holders of Playtika’s common stock in connection with the acquisition. As a result of this adjustment, you may receive new RSUs covering more or fewer shares of the acquirer’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the new RSUs if no acquisition had occurred.

Availability of Additional Information

Q36.	Whom can I contact if I have questions about the Offer to Exchange, or if I need additional copies of communications issued to date?

A36.

You may download copies of all of the documents referred to in the Offer to Exchange and this Summary Term Sheet and Questions and Answers from the Option Exchange website. Playtika has also publicly filed the documents with the SEC on exhibits to a document called a “Schedule TO,” which is available at http://www.sec.gov.

You may also direct questions about the Offer to Exchange and requests for additional copies of the Offer to Exchange and the other documents to herein to:

Email: to@playtika.com

See also: Section 17 of the Offer to Exchange

FORWARD-LOOKING STATEMENTS

Participating in the Option Exchange involves a number of risks, including those described below. The risks described below, as well as the risk factors in our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2022, and our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, filed with the SEC, highlight some of the material risks related to Playtika and which may impact your decision whether to participate in this Option Exchange. You should consider these risks carefully, and you are encouraged to speak with an investment and tax adviser as necessary before deciding whether to participate in the Option Exchange. In addition, we urge you to read the sections in this Offer to Exchange discussing the tax consequences of participating in the exchange of options pursuant to the Option Exchange, as well as the rest of this Offer to Exchange document, for a more in-depth discussion of the risks that may apply to you before deciding to participate in the Option Exchange.

In addition, this Offer to Exchange and our SEC reports referred to above include “forward-looking statements.” These statements involve known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk factors” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and our Annual Report on Form 10-K for the year ended December 31, 2021. Furthermore, such forward-looking statements speak only as of the date hereof. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

RISKS OF PARTICIPATING IN THE OPTION EXCHANGE

Risks that are Specific to this Offer

New RSUs granted to you in the Offer to Exchange will be entirely unvested as of the grant date of those new RSUs and will vest over a three-year period following the completion date of this Option Exchange. Such vesting requires that you remain in the service of Playtika. If your service with us terminates for any or no reason, your unvested new RSUs will expire automatically.

New RSUs granted to you will be unvested as of the completion date and subject to a new three-year vesting schedule as follows:

•

Over three years in equal quarterly installments over the period beginning on the completion date of this offer and ending on the third anniversary of the completion date, unless you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland or Romania.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Romania, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on the first anniversary of the completion date, and the remaining RSUs vesting in equal quarterly installments over the two year period thereafter.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on February 1, 2024, and the remaining RSUs vesting in eight equal quarterly installments over the period commencing on the first anniversary of the completion date and ending on the third anniversary of the completion date (and, for the avoidance of doubt, the first such quarterly vesting date will be the last day of the three-month period following the first anniversary date of the completion date of the Option Exchange).

This is true even if your exchanged options are already vested in whole or in part. Vesting requires the passage of time and that your services to us continue through each vesting date. If you do not remain an employee or other service provider with us through each date your new RSUs are scheduled to vest, you will not have the right to receive all of the shares subject to those new RSUs. Instead, the unvested portion of your new RSUs generally will expire immediately upon your termination. As a result, you may not receive any value from your new RSUs. Nothing in the Offer to Exchange should be construed to confer upon you the right to remain an employee or other service provider of Playtika. The terms of your employment or service with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in service with Playtika until the completion date or thereafter.

Because the Option Exchange is not on a one-for-one basis, your new RSUs may not be worth as much as your exchanged options if our stock price increases following the completion date.

If the price of our common stock increases after the date on which your exchanged options are cancelled, your exchanged options might be worth more than the new RSUs that you receive in exchange for them.

Because the exchange ratio of this offer is not one-for-one with respect to exchanged options, it is possible that, at some point in the future, your exchanged options could be economically more valuable than the new RSUs received by you pursuant to the Option Exchange. For example, if you exchange an eligible option to purchase 2,500 shares with an exercise price of $17 per share and a stock option expiration date of January 2031, you would receive 1,000 new RSUs. Assume, for illustrative purposes only, that the price of our common stock increases to $40 per share following the completion date of the Option Exchange. Under this example, if you are a U.S. employee and had kept your exchanged options and exercised and sold the underlying shares at $40 per share, you would have realized a pre-tax gain of $57,500, but if you exchanged your eligible option grant for new RSUs, and immediately sold the shares subject to the new RSU grant upon vesting when the price of our common stock is $40 per share, you would realize a pre-tax gain of only $40,000.

In addition, you may pay more taxes on your new RSUs than you would on your eligible option grant that you surrendered. For example, if you exchange an eligible option grant for 2,500 shares with an exercise price of $17 and a stock option expiration date of January 2031, you would receive 1,000 new RSUs. If you were a U.S. taxpayer and the eligible option grant was exercised for $17 per share while the fair market value of our common stock was $20 per share, you would recognize ordinary income on $7,500 at exercise. If you later sold the shares at $40 per share, you would have capital gain on $20 per share, which is the difference between the sale price of $40 and the $20 fair market value at exercise. If you were a U.S. taxpayer and you held the shares more than 12 months, this would be taxed at long-term capital gains rates (currently a maximum of 25% for U.S. taxpayers), and if you held the shares for 12 months or less, this would be taxed at short-term capital gains rates (currently a maximum of 37% for U.S. taxpayers). If, instead, you exchange your eligible option grant for new RSUs, you would recognize ordinary income (currently at a maximum rate of 37% for U.S. taxpayers) on the full fair market value of the shares you receive at the time you receive them (i.e., when they vested). For instance, if you are a U.S. taxpayer and vest in 1,000 new RSUs on a day when the fair market value of our stock is $40 per share, you will recognize ordinary income on $40,000. You then would be subject to additional long- or short-term capital gain, as applicable (depending on the length of time you have held such shares) on any additional gain when you sell the shares. For instance, if you sold the shares at $60 per share, you would have a capital gain of $20 per share. When analyzing the tax consequences to you, you should keep in mind that you do not pay a cash purchase price for new RSUs or the shares thereunder, while, in the example above, you would have paid $17 per share of post-tax dollars for the shares subject to your eligible option grant.

Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your provision of continuous service to us terminates for any reason before your new RSUs vest, you will not receive any value from your new RSUs. Your new RSUs will not be vested on the grant date, and if your continuous service with Playtika or one of its majority-owned subsidiaries terminates prior to the vesting of such new RSUs, you will not receive full value (or potentially, any value) for your new RSUs.

The vesting schedule of new RSUs will be different from the vesting schedule of the exchanged options, many of which are vested as of the commencement date of the Option Exchange. For example, the awards granted to employees in January 2021 in connection with our initial public offering will be nearly 50% vested on the commencement date of the Option Exchange.

The new RSUs will be subject to a new vesting schedule. If your service with Playtika or one of its majority-owned subsidiaries terminates (whether voluntarily or involuntarily) prior to the date your new RSUs are scheduled to vest, you will not receive the shares subject to those new RSUs. Instead, your new RSUs will expire immediately upon your termination of continuous service, within the meaning of the 2020 plan and applicable RSU agreement. As a result, you would not receive full value (or potentially, any value) from your new RSUs. See Section 9 of this Offer to Exchange entitled “Source and Amount of Consideration; Terms of New RSUs” for more information.

The Option Exchange may have tax ramifications on you if you are a U.S. taxpayer.

If you are a U.S. taxpayer and participate in the Option Exchange, you will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and, with respect to new RSUs, on the grant date. However, you generally will have taxable ordinary income when the new RSUs vest and the shares underlying your new RSUs are issued to you, at which time Playtika generally also will have a tax withholding obligation. We will satisfy all tax withholding obligations in the manner specified in your RSU agreement. You also may have taxable capital gains when you sell the shares underlying the new RSUs. Note that the tax treatment of new RSUs differs significantly from the tax treatment of your exchanged options, and as a result of your participation in this offer, your tax liability could be higher than if you had kept your exchanged options. Please see Section 14 and Schedules C through L of the Offer to Exchange entitled “Material Income Tax Consequences” for a discussion of the general tax consequences associated with exchanged options.

The Option Exchange may have tax ramifications on you if you are an eligible service provider subject to tax outside of the U.S.

Service providers in jurisdictions outside of the U.S. should carefully review Schedules C through L to this Offer to Exchange and consult with their personal legal counsel, accountant, financial, and/or tax advisor(s) to determine whether participation in the Offer to Exchange could trigger any negative tax consequences. In some jurisdictions, the surrender of your eligible options or the new RSU grant may result in an immediate tax consequence to you. Please consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) with regard to questions you have after reviewing Schedules C through L.

IMPORTANT INFORMATION FOR

ELIGIBLE SERVICE PROVIDERS IN ISRAEL

If you participate in the Option Exchange and you are subject to tax in Israel, the exchange of eligible options for the grant of new RSUs in the Option Exchange may result in a taxable event and any new RSUs may not be eligible for favorable tax treatment under the 102 Capital Gains Track (as defined in the 2020 Plan) under Section 102 of the ITO. Playtika will seek the Israel Tax Ruling from the ITA which states that eligible option holders participating in the Option Exchange will not be subject to tax as a result of the exchange of eligible options for the new RSUs in the Option Exchange and that the new RSUs will be granted under the 102 Capital Gains Track under Section 102.

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Please read the “Impact of the Option Exchange” section in Schedule G to this Offer to Exchange for more information about the potential tax consequences to you of participation in the Option Exchange. If the Israel Tax Ruling is not obtained by

Playtika, the Option Exchange may be a taxable event and any new RSUs may not be granted under the 102 Capital Gains Track of Section 102.

The Option Exchange may have tax ramifications on you if you are a tax resident of multiple countries or have transferred employment between two or more countries.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social insurance contribution consequences in more than one country that may apply to you. You should consult your personal legal counsel, accountant, financial, and/or tax advisor(s) to discuss these tax consequences.

If you have been employed by us in more than one tax jurisdiction, you should be aware that there may be tax and social insurance contribution consequences in each jurisdiction that may apply to you. For example, if you were employed by us in Israel when you received an eligible option from us and you have transferred to another jurisdiction, you could face potential tax consequences in Israel if you exchange your eligible options for new RSUs. See Schedule G (Israel) to this Offer to Exchange for more information on potential tax consequences in Israel. You should consult your personal legal counsel, accountant, financial, and/or tax advisor(s) to discuss the tax consequences of your eligible options if you have transferred employment in more than one tax jurisdiction.

Risks that are Related to Our Business and Common Stock

You should carefully review the risk factors contained in our periodic and other reports filed with the SEC, including those in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and our Annual Report on Form 10-K for the year ended December 31, 2021, and also the other information provided in this Offer to Exchange (including the Schedules to this Offer to Exchange) and the other materials that we have filed with the SEC, before making a decision on whether to surrender your eligible stock options for exchange. You may access these filings electronically at the SEC’s website at http://www.sec.gov or on our Investor Relations website at http://investors.playtika.com. In addition, upon request we will provide you with a copy of any or all of the documents to which we have referred you (without charge to you). See Section 17 entitled “Additional Information” for more information regarding reports we filed with the SEC and how to obtain copies of or otherwise review these reports.

THE OFFER TO EXCHANGE

SCHEDULE A:	Information Concerning the Executive Officers and Directors of Playtika Holding Corp.
SCHEDULE B:	Summary Financial Information of Playtika Holding Corp.
SCHEDULES C-L:	Guide to Tax Issues in Foreign Countries

THE OFFER TO EXCHANGE

The following represents the Offer to Exchange. You should read carefully this entire Offer to Exchange, the Summary Term Sheet and Questions and Answers, the Election Terms and Conditions and other attached exhibits together with their associated instructions, and the other related documents referenced in this Offer to Exchange. This Offer to Exchange is made subject to the terms and conditions of these documents, which may be amended from time to time hereafter. The information in this Offer to Exchange is not complete and may not contain all of the information that is important to you. Additional important and material information is contained in the related documents referenced in this Offer to Exchange. Please review this Offer to Exchange to ensure that you are making an informed decision regarding your participation in the Option Exchange. Certain terms used in this Offer to Exchange are defined in the answer to Question 2 of the Summary Term Sheet and Questions and Answers, “What are some key terms used in the Option Exchange?”

Section 1.        Eligibility.

In order to participate in the Option Exchange, you must be an eligible service provider holding outstanding eligible options as of the commencement date and the completion date.

You are an “eligible service provider” if you are an active employee or consultant or other individual service provider in an eligible location as of the commencement date and you remain an active service provider in an eligible location through the completion date. You will not be an “eligible service provider” for purposes of this offer if you cease to be an active service provider for any reason prior to the completion of the Option Exchange, including a termination of your employment or service by reason of retirement, disability, death or for cause. You will not be considered to be an “active service provider” if you are (i) on a “garden leave” or other leave that will result in a termination of employment with Playtika or one of Playtika’s majority-owned subsidiaries, (ii) have provided a notice of resignation to Playtika or one of Playtika’s majority-owned subsidiaries; or (iii) have received a notice of termination of employment or service from Playtika or one of Playtika’s majority-owned subsidiaries, in each case even if such resignation or termination will not take effect until following the completion of the Option Exchange. Members of our board of directors, who are listed on Schedule A to this Offer to Exchange, do not hold outstanding stock options and are not eligible to participate in the Option Exchange. Service providers located in Australia are not eligible to participate in the Option Exchange. Playtika has determined that it is inconsistent with Playtika’s compensation policies and practices to offer the Option Exchange to its service providers in Australia due to local tax and regulatory implications, which outweighed the potential benefits of the Option Exchange and made it cost prohibitive.

To receive a grant of new RSUs, you must remain an active service provider to Playtika or one of Playtika’s majority-owned subsidiaries through the completion date. If you do not remain an active service provider to Playtika or one of Playtika’s majority-owned subsidiaries through the completion date, you will keep your current eligible options and they will vest and expire in accordance with their existing terms. If the offering period is extended and the completion date delayed, then the cancellation date of the exchanged options and the grant of new RSUs will be correspondingly delayed.

If you are an employee, except as provided by applicable law and/or any employment agreement between you and Playtika, your employment with Playtika and its majority-owned subsidiaries remains “at-will” and can be terminated by you or your employer at any time, with or without cause or notice. Participation in Playtika’s equity plan is entirely voluntary, and the benefits afforded under the 2020 Plan do not form an employment or service contract with Playtika or any of its affiliates. The grant of new RSUs in connection with the Offer to Exchange is a one-time benefit and will not provide you with the right to receive any future equity award grants under Playtika’s equity plan or otherwise. In order to vest in your new RSUs and receive the shares subject to the new RSUs, you generally must provide continuous service to Playtika or one of Playtika’s majority-owned subsidiaries through each scheduled vesting date. If you cease providing continuous service to Playtika and Playtika’s majority-owned subsidiaries before your new RSUs vest, your new RSUs will expire unvested and you will not be issued any shares of common stock pursuant to any unvested portion of your new RSUs.

Only eligible options will be accepted for exchange in the Option Exchange. An “eligible option” must meet all of the following criteria:

•	the option was granted prior to November 10, 2022 under the 2020 Plan;

•	the option is held by an eligible service provider;

•	the option is outstanding and unexercised as of the completion date;

•	the option is properly elected to be exchanged; and

•	the election to exchange the option is not validly withdrawn before 9:00 p.m., Pacific Time, on the completion date.

In addition, an option will not be eligible for exchange (and any election with regard to such option will be disregarded), if, on the completion date, the per share exercise price of the option is less than the per share closing price of Playtika’s common stock on the Nasdaq Global Select Market on such date.

Section 2.        Types of Awards Granted in the Option Exchange; Number of New RSUs; Completion Date.

Playtika will be granting new RSUs to eligible service providers in exchange for the cancellation of eligible options. If you elect to participate in the Option Exchange, you will receive new RSUs in exchange for the cancellation of your eligible options.

Fractional RSUs will be rounded down to the nearest whole RSU on a grant-by-grant basis. Fractional RSUs will not be granted in the Option Exchange.

Participation in this offer is completely voluntary. You may decide which of your eligible options you wish to exchange. If you hold more than one eligible option grant, you may choose to exchange one or more eligible option grants without having to exchange all of your eligible option grants. If you elect to participate in the Option Exchange, you must exchange all of the shares subject to any individual eligible option grant that you choose to exchange. We are not accepting partial tenders of eligible option grants. However, if you elect to participate in this offer with respect to any partially exercised eligible option grant, you must exchange the entire remaining portion of such eligible option grant.

For example (and except as otherwise described below), if you hold (i) an eligible option grant to purchase 1,000 shares, 700 of which you have already exercised, (ii) an eligible option grant to purchase 1,000 shares, and (iii) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three eligible option grants, or only two of the three eligible option grants, or only one of the three grants, or none at all. However, you may not elect to exchange a partial amount under any eligible option grant (such as an election to exchange only 150 shares of the remaining 300 shares under the first eligible option grant).

All eligible options that are properly surrendered in the Option Exchange and accepted by us for exchange pursuant to this Option Exchange will be cancelled as of the completion date, and eligible options elected for exchange will no longer be exercisable after that time. The new RSUs will be granted in exchange for the exchanged options as of the completion date.

The completion date will be 9:00 p.m., Pacific Time, on December 12, 2022, unless we extend the offer at our sole discretion. If we extend the offer, the completion date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the offer.

Section 3.        Purposes of the Option Exchange and Reasons for Structure of the Option Exchange.

Purpose of the Option Exchange

The purpose of the Option Exchange is to restore the retention and incentive benefits of our equity awards. We believe the Option Exchange will foster retention of our valuable service providers and better align the interests of our eligible service providers and stockholders to maximize stockholder value. We granted the currently outstanding options to attract and retain the best available personnel and to provide additional incentive to our eligible service providers. We and other technology companies have been impacted by the global economic downturn, as well as other macroeconomic factors. As a result of these factors, substantially all our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock. These options are commonly referred to as being “underwater.” The new RSUs may have greater retention value than the exchanged options and therefore benefit Playtika in its efforts to retain valuable service providers.

In determining how to increase the retentive and motivational value of equity awards for service providers, different alternatives were considered. The structure of the Option Exchange was chosen as it provides the further benefit of reducing the overhang represented by the outstanding eligible options. Although these options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, they will remain on our books with the potential to dilute stockholders’ interests for up to the full term of the options unless they are surrendered or cancelled. The Option Exchange will help to remedy the fact that we are obligated to recognize compensation expense for the underwater options, even though they are not providing their intended incentive and retention benefits, which we feel is not an efficient use of our resources. We also believe that the structure of the offer is in accordance with our current compensation philosophy to align equity incentives with current compensation.

We have adopted the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (“Topic 718”). Under Topic 718, the Option Exchange with respect to all eligible options is considered a modification of those options exchanged and as a result we may be required to recognize incremental compensation expense, if any, resulting from the new RSUs granted in the Option Exchange. The incremental compensation will be measured as the excess, if any, of the fair value of each new RSU granted to eligible service providers in exchange for the exchanged options, measured as of the date the new RSUs are granted, over the fair value of the eligible options exchanged for the new RSUs, measured immediately prior to the exchange. This incremental compensation expense will be recognized over the remaining requisite service period of the new RSUs. In the event that any of the new RSUs are forfeited prior to their vesting due to termination of employment or other service, any incremental compensation expense of the forfeited new RSUs will not be recognized.

Plans and Proposals

On June 27, 2022, Playtika Holding UK II Limited (“PHUKII”), our largest stockholder, entered into a Stock Purchase Agreement (the “PHUKII - Joffre SPA”) with Joffre Palace Holdings Limited (“Joffre”), pursuant to which, among other things, Joffre agreed to acquire 106,102,467 shares (the “Purchased Shares”) of our common stock of from PHUKII, subject to certain terms and conditions, which, as of the date of this offer to purchase, has not been consummated.

As a condition to the transactions contemplated by the PHUK II - Joffre SPA, within two weeks of June 27, 2022, a director nominee proposed by Joffre had to be appointed to our Board (the “First Joffre Director”), and immediately prior to such appointment, a director affiliated with PHUKII had to resign from the our Board. The Joffre SHA also included a condition that we appoint a second Joffre director to our Board prior to the closing of the transactions contemplated by the PHUKII - Joffre SPA. On July 11, 2022, James Fu Bin Lu to our Board as the First Joffre Director, and Ms. Liu resigned as a director.

In connection with the transactions contemplated by the PHUKII - Joffre SPA, and concurrently with the appointment of Mr. Lu to our Board as the First Joffre Director, on July 11, 2022, we entered into that certain Stockholders Agreement (the “Joffre SHA”), with Joffre pursuant to which (i) Joffre will vote, and will cause its affiliates to vote, at any of our stockholders meeting or upon any request for written consent of our stockholders, all of the Purchased Shares (x) in favor of the election of each of the nominees that have been nominated by our Board for election as a director and (y) against the election of any nominees that have not been nominated by our Board for election as a director, in each case, as long as Mr. Lu or any other director nominee proposed by Joffre for appointment to our Board (each, a “Joffre Director”) is serving as a director on the Board; and (ii) Joffre will cause Mr. Lu and any other Joffre Director to immediately and unconditionally resign from the Board if: (a) the PHUKII - Joffre SPA is terminated for any reason prior to the occurrence of the Closing (as defined in the PHUKII - Joffre SPA), (b) the Pre-Closing (as defined in the PHUKII - Joffre SPA) has not occurred by December 26, 2022, or if the Closing has not occurred by June 26, 2023, without the consent of the Board (or applicable committee thereof), or (c) Joffre and its affiliates cease in the aggregate to beneficially own fifteen percent (15%) or more of the total outstanding shares of our common stock during the period of time beginning from and after the Pre-Closing (collectively, the “Resignation Triggers”).

Except as otherwise disclosed in or incorporated by reference into this Offer to Exchange, while we regularly review our strategic alternatives, we presently have no plans, proposals, or negotiations that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or our subsidiaries;

•	any purchase, sale or transfer of a material amount of our or our subsidiaries’ assets;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•

any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing board vacancies or to change any named executive officer’s material terms of employment;

•	any other material change in our corporate structure or business;

•	our common stock being delisted from any national securities exchange or ceasing to be authorized for quotation in an automated quotation system operated by a national securities association;

•	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

•	any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

In the ordinary course of business, Playtika makes changes in the composition and structure of its board of directors and/or management. Playtika expects that it will continue to make changes in this regard.

Section 4.        Procedures for Electing to Exchange Options.

Proper election to exchange options

Participation in this Option Exchange is voluntary. If you are an eligible service provider, at the start of the Option Exchange you will have received an announcement email from Shlomi Aizenberg, Chief Operating Officer, dated November 14, 2022, announcing this Option Exchange. If you do not want to participate, then no action is necessary. If you choose to participate in the Option Exchange, you must do the following before 9:00 p.m., Pacific Time, on the completion date, which is expected to be December 12, 2022.

1.

Click on the link to the Option Exchange website in the announcement email you received from Shlomi Aizenberg, Chief Operating Officer, dated November 14, 2022, announcing the Option Exchange, or go to the Option Exchange website at http://www.myoptionexchange.com/Identity/Account/Register. Log in to the Option Exchange website using the login instructions provided to you in the announcement email (or if you previously logged into the Option Exchange website, your updated login credentials).

2.

After logging in to the Option Exchange website, review the information and proceed through to the “Election Form” page. You will be provided with personalized information regarding each eligible option grant you hold, including:

•	the grant date of the eligible option grant;

•	the per share exercise price of the eligible option grant;

•

the number of vested and unvested shares of our common stock subject to the eligible option grant as of December 12, 2022 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date);

•	the number of shares of our common stock subject to the new RSU grant that would be granted in exchange for the eligible option grant; and

•	the vesting schedule of the new RSU grant.

3,

On the “Election Form” page, make your selection next to each of your eligible option grants to indicate which eligible option grants you choose to exchange in the Option Exchange by selecting “Exchange” or choose not to exchange in the Option Exchange by selecting “Do Not Exchange.”

4.

Proceed through the Option Exchange website by following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Confirm Elections page and in the Option Exchange documents, submit your election. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5.

Upon submitting your election, a confirmation statement will be generated by the Option Exchange website. Please print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. At this point, you will have completed the election process via the Option Exchange website.

We must receive your properly completed and submitted election by the expiration of the Option Exchange, currently expected to be 9:00 p.m., Pacific Time, on December 12, 2022. If you are

unable to submit your election via the Option Exchange website as a result of technical failures of the Option Exchange website such as the Option Exchange website being unavailable or the Option Exchange website not enabling you to submit your election, please email to@playtika.com.

If you elect to exchange any portion of an individual eligible option grant in the Offer to Exchange, you must elect to exchange the entire individual eligible option grant. If you hold more than one individual eligible option grant, however, you may choose to exchange one or more of such individual eligible option grants, on a grant-by-grant basis, without having to exchange all of your individual eligible option grants. No partial exchanges of an eligible option grant will be permitted. If you are eligible to participate in the Option Exchange, the Option Exchange website will list all of your eligible options.

We may extend this Option Exchange. If we extend the offering period, we will issue a press release, email or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on December 13, 2022 (the U.S. business day following the previously scheduled completion date). This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any option tendered for exchange that we determine is not in the appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this Option Exchange, we will accept all properly tendered eligible option grants promptly after the expiration of this Option Exchange.

You may change your mind after you have submitted an election and withdraw from the Option Exchange at any time on or before the completion date, as described in Section 5 below. You may change your mind as many times as you wish, but you will be bound by the properly submitted election we receive last on or before the completion date. You also may change your mind about which of your eligible option grants you wish to have exchanged. If you wish to include more or fewer eligible option grants in your election, you must complete and submit a new election on or before the completion date by following the procedures described in Section 5 below. This new election must be properly submitted after any prior elections you have submitted and must list all eligible option grants you wish to exchange. Any prior election will be disregarded. If you wish to withdraw some or all of the eligible option grants you elected for exchange, you may do so at any time on or before the completion date by following the procedures described in Section 5 below.

Your delivery of all documents regarding the Option Exchange, including elections, is at your risk. If you submit your election via the Option Exchange website, a confirmation statement will be generated by the Option Exchange website at the time that you complete and submit your election. You should print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. The printed confirmation statement will provide evidence that you submitted your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. If you do not receive a confirmation, we recommend that you confirm that we have received your election by emailing playtika@infiniteequity.com. Only responses that are properly completed and actually received by us by the deadline through the Option Exchange website at www.myoptionexchange.com will be accepted. Responses submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any option tendered for exchange that we determine is not in the appropriate form or that we determine it is unlawful to accept. Subject to the terms and conditions of this Option Exchange, we will accept all properly tendered eligible option grants promptly after the expiration of this Option Exchange.

Our receipt of your election is not by itself an acceptance of your options for exchange. For purposes of this Option Exchange, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be December 12, 2022.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects

We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any eligible options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election of any option tendered for exchange that we determine is not in an appropriate form or that we determine is unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn, subject to the terms of this Option Exchange. We also reserve the right to waive any of the conditions of the Option Exchange or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options in a uniform and nondiscriminatory manner. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election and we will not incur any liability for failure to give any such notice. This is a one-time offer. We will strictly enforce the offering period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement

Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this Option Exchange. Our acceptance of your options for exchange will constitute a binding agreement between Playtika and you upon the terms and subject to the conditions of this Option Exchange.

Section 5.        Withdrawal Rights and Change of Election.

You may change an election you previously made with respect to some or all of your eligible options, including an election to withdraw all of your eligible options from this Option Exchange, only in accordance with the provisions of this section. You may change your mind after you have submitted an election and withdraw some or all of your elected eligible options from the Option Exchange at any time before the expiration of the Option Exchange, currently expected to be 9:00 p.m., Pacific Time, on December 12, 2022. If we extend the completion date, you may change or withdraw your election of tendered options at any time until the extended Option Exchange expires. In addition, under U.S. securities laws, if we have not accepted your options by 9:00 p.m., Pacific Time, on January 11, 2023 (which is the 40th U.S. business day following the commencement of the Option Exchange), you may withdraw your options at any time thereafter up to such time as Playtika does accept your properly tendered options.

To change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from this Option Exchange, you must deliver a valid new election indicating only the eligible option grants you wish to exchange in the Option Exchange or a valid new election indicating that you reject the Option Exchange with respect to all of your eligible options, by completing the election process via the following method outlined below on or before the expiration of the Option Exchange, currently expected to be 9:00 p.m., Pacific Time, on December 12, 2022, unless otherwise extended.

Proper election changes and withdrawals

Election changes and withdrawals via the Option Exchange website

1.	Log in to the Option Exchange website at www.myoptionexchange.com.

2.

After logging in to the Option Exchange website, review the information and proceed through to the “Election Form” page, where you will find personalized information regarding each eligible option grant you hold, including:

•	the grant date of the eligible option grant;

•	the per share exercise price of the eligible option grant;

•

the number of vested and unvested shares of our common stock subject to the eligible option grant as of December 12, 2022 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date);

•	the number of shares of our common stock subject to the new RSU grant that would be granted in exchange for the eligible option grant; and

•	the vesting schedule of the new RSU grant.

3.

On the “Election Form” page, change your selection next to each of your eligible option grants to indicate which eligible option grants you choose to exchange in the Option Exchange by selecting “Exchange” or choose not to exchange in the Option Exchange by selecting “Do Not Exchange.”

4.

Proceed through the Option Exchange website by following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Confirm Elections page and in the Option Exchange documents, submit your election. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5.

Upon submitting your election, a confirmation statement will be generated by the Option Exchange website. Please print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. At this point, you will have completed the process for changing your previous election or withdrawing from participation in the Option Exchange via the Option Exchange website.

You may change your mind as many times as you wish, but you will be bound by the properly submitted election we receive last on or before the expiration of the Option Exchange, currently expected to be 9:00 p.m., Pacific Time, on December 12, 2022. Any options with respect to which you do not revise your election will be bound to your prior election. If you are unable to submit your election via the Option Exchange website as a result of technical failures of the Option Exchange website such as the Option Exchange website being unavailable or the Option Exchange website not enabling you to submit your election, please email to@playtika.com.

If you change your election to withdraw some or all of your eligible option grants, you may elect later to exchange the withdrawn eligible option grants again at any time on or before the expiration of the Option Exchange. All eligible option grants that you withdraw will be deemed not properly tendered for purposes of the Option Exchange, unless you subsequently properly elect to exchange such eligible option grants on or before the expiration of the Option Exchange. To reelect to exchange some or all of your eligible option grants, you must submit a new election by completing a new election on the “Election Form” page of the Option Exchange website on or before the expiration of the Option Exchange by following the procedures described in Section 4 of this Offer to Exchange. This new election must be properly submitted after your previously submitted election and must list all eligible option grants you wish to exchange. Upon our receipt of your properly submitted election, any prior election will be disregarded in its entirety and will be considered replaced in full by the new election. Each time you make an election on the Playtika Option Exchange website, please be sure to make an election with respect to each of your eligible option grants.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of elections. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

Your delivery of all documents regarding the Option Exchange, including elections, is at your risk. If you submit your election via the Option Exchange website, a confirmation statement will be generated by the Option Exchange website at the time that you complete and submit your election. You should print and keep a copy of the confirmation statement for your records. A copy of the confirmation statement will also be sent to your email. The printed confirmation statement will provide evidence that you submitted your election. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. If you do not receive a confirmation, we recommend that you confirm that we have received your election by emailing playtika@infiniteequity.com. Only responses that are properly completed and actually received by us by the deadline on the Option Exchange website at www.myoptionexchange.com will be accepted. Responses submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

Section 6.        Acceptance of Options for Exchange; Grant of New RSUs.

Upon the terms and conditions of this Option Exchange and promptly following the expiration of this Option Exchange on the completion date, we will accept for exchange and cancel all eligible options properly elected for exchange and not validly withdrawn before the expiration of this Option Exchange. Once the eligible options are cancelled, you no longer will have any rights with respect to those eligible options. Subject to the terms and conditions of this Option Exchange, if your eligible options are properly tendered by you for exchange and accepted by us, these eligible options will be cancelled as of the cancellation date, which we anticipate to be December 12, 2022.

For purposes of the Option Exchange, we will be deemed to have accepted options for exchange that are validly tendered and are not properly withdrawn as of the expiration of the Option Exchange and the cancellation date. Promptly following the completion date and cancellation date, we will give oral or written notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by press release, email or other method of communication. Subject to our rights to terminate the Option Exchange, discussed in Section 15 of this Offer to Exchange, we currently expect that we will accept, promptly after the expiration of this Option Exchange, all properly tendered options that are not validly withdrawn.

We will grant the new RSUs on the new RSU grant date, which is the same calendar day as the cancellation date. We expect the new RSU grant date will be December 12, 2022. All new RSUs granted to you will be granted under our 2020 Plan and will be subject to a new RSU agreement between you and Playtika. You will receive 1 new RSU in exchange for every 2.5 shares of our common stock underlying eligible options that are exchanged. Shortly after the new RSU grant date, you will receive your new RSU agreement through your Shareworks account. You should follow the same electronic procedures that ordinarily apply to any Playtika equity awards granted to you in the normal course. Your new RSUs will vest in accordance with the vesting schedule described in Section 9 of this Offer to Exchange.

Options that we do not accept for exchange will remain outstanding until they are exercised or cancelled or expire by their terms and will retain their current exercise price, current vesting schedule and current term.

Section 7.        Conditions of the Option Exchange.

Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer or postpone our acceptance and cancellation of any options tendered for exchange (in each case, subject to Rule 13e-4(f)(5) under the Exchange Act), if at any time on or after the commencement date and before the completion date, any of the following events shall have occurred, or shall have been determined by us, in our reasonable judgment, to have occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the U.S.;

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the U.S.or abroad;

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the U.S. or abroad;

•

in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including without limitation a decline of at least 10% in either the Dow Jones Industrial Average, the Nasdaq Index or the Standard & Poor’s 500 Index measured during any time period after the date of commencement of the offer;

•

any significant change in the market price of the shares of our common stock or any changes in the general political, market, economic or financial conditions in the U.S.or abroad that have resulted or are reasonably likely to result in a material adverse effect on our business, condition (financial or other), operating results, operations or prospects or on the trading in our common stock;

•

the commencement, continuation, or escalation of a war or other national or international calamity which reasonably could be expected to affect materially or adversely, or to delay materially, the completion of the offer;

•

if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates or worsens materially after commencement of the offer;

•	a written threat, instituted or pending action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•

any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to us or the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•

a tender or exchange offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been disclosed publicly or we will have learned that:

•

any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

•	any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional shares constituting more than 1% of our outstanding shares, or

•

any new group will have been formed that beneficially owns more than 5% of our outstanding shares that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible options;

•

there will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•

any event or events occur that have resulted or may result, in our reasonable judgment in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us); or

•

any rules or regulations by any governmental authority, Nasdaq, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to Playtika.

If any of the above events occur, we may, in our sole discretion:

•	terminate the offer and promptly return all tendered eligible options to tendering holders;

•	complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended offer expires;

•	amend the terms of the offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions to this offer are for our benefit. We may assert them in our sole discretion regardless of the circumstances giving rise to them before the completion date. We may waive any condition to this offer, in whole or in part, at any time and from time to time before the completion date, in our discretion, whether or not we waive any other condition to this offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 may be challenged only in a court of competent jurisdiction. A nonappealable determination with respect to such matter by a court of competent jurisdiction will be final and binding upon all persons.

Section 8.        Price Range of Shares Underlying the Options.

The shares of Playtika common stock underlying your options are traded on the Nasdaq Global Select Market under the symbol “PLTK.” The following table shows, for the periods indicated, the high and low intraday sales price per share of our shares as reported on the Nasdaq Global Select Market.

	HIGH	LOW
Fiscal Year Ended December 31, 2022
Fourth Quarter (through November 3, 2022)	$9.17	$8.94
Third Quarter	$9.77	$9.38
Second Quarter	$13.70	$13.16
First Quarter	$19.71	$19.22

Fiscal Year Ended December 31, 2021
Fourth Quarter	$17.88	$16.85
Third Quarter	$27.77	$26.65
Second Quarter	$24.15	$23.68
First Quarter	$27.92	$26.94

As of November 3, 2022, the last sale price of our shares, as reported on the Nasdaq Global Select Market, was $8.97 per share. As of November 3, 2022, there were 361,124,426 outstanding shares of Playtika common stock.

Among other things, you should evaluate current market quotations for shares of our common stock before deciding whether or not to accept this offer.

Section 9.        Source and Amount of Consideration; Terms of New RSUs.

Consideration

We will grant new RSUs in exchange for eligible options properly elected to be exchanged by you and accepted by us for exchange. New RSUs are equity awards under which Playtika promises to issue shares in the future, provided the vesting criteria are satisfied. Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered eligible options, you will be entitled to receive a lesser number of new RSUs as described in Section 2 of this Offer to Exchange. Fractional RSUs will be rounded down to the nearest whole RSU or nearest whole share on a grant-by-grant basis. Fractional RSUs will not be granted in the Option Exchange. You do not have to make any cash payment to Playtika to receive your new RSUs. You also do not have to make any cash payment to Playtika to receive the shares subject to RSUs upon vesting. The receipt of shares upon vesting of new RSUs may be subject to taxation as described in Section 14 and Schedules C through L of this Offer to Exchange. In addition, you may incur brokerage and/or wire fees if you sell shares of Playtika common stock issued to you upon vesting of new RSUs.

If we receive and accept tenders from eligible service providers of all options eligible to be tendered, options to purchase an aggregate of 13,523,596 shares would be surrendered and we will grant new RSUs covering a total of approximately 5,409,438 shares of Playtika common stock.

General Terms of New RSUs

New RSUs will be granted under the 2020 Plan and will be subject to an RSU agreement between you and Playtika, including any country-specific terms and conditions set forth in an appendix to the RSU agreement or the 2020 Plan. RSUs are a different type of equity award than stock options and, therefore, the terms and conditions of the RSUs will vary from the terms and conditions of the eligible options that you tendered for exchange. You should also note that the vesting schedule of your new RSUs will differ from your exchanged options, as described below.

Options represent the right to purchase shares of Playtika common stock at a fixed price for a specified term (generally ten years from the date of grant, subject to earlier termination in the event of your termination of employment or service). While the eligible options are currently underwater, in the event Playtika’s stock price increases in the future, the eligible options may have a greater value in the future than the new RSUs to be granted in the Option Exchange given that fewer new RSUs will be granted in exchange for the surrender of eligible options. In addition, you may pay more taxes on your new RSUs than you would on your eligible options that you surrendered. See Please see the section entitled “Risks of Participating in the Option Exchange” in this Offer to Exchange for a discussion of risks and uncertainties that you should consider before surrendering your eligible stock options for exchange in the Option Exchange.

The following description summarizes the material terms of the 2020 Plan. Our statements in this Offer to Exchange concerning the 2020 Plan and the new RSUs are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the 2020 Plan, the forms of RSU agreements under the 2020 Plan and the forms of option agreements under the 2020 Plan, including, in each case, any country-specific appendix thereto, and any other country-specific documentation. Each of these documents is included as an exhibit to the Schedule TO, which is available on the SEC website at www.sec.gov. You may also visit your Shareworks account to download a copy of these documents. We will promptly furnish to you copies of these documents upon request at our expense.

2020 Incentive Award Plan

The 2020 Plan permits the granting of incentive stock options, non-qualified stock options, restricted stock, RSUs, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock units, other stock-based awards, and performance-based awards. As of November 3, 2022, the number of shares subject to equity awards outstanding under the 2020 Plan was 48,480,554. The 2020 Plan is administered by the compensation committee of our board of directors. Subject to the other provisions of the 2020 Plan, our compensation committee has the power to determine the terms, conditions and restrictions of the awards granted under the 2020 Plan, including the number of shares subject to an award and the vesting criteria. Our compensation committee also has the authority to delegate such responsibilities.

Purchase Price or Exercise Price

The purchase price, if any, of an RSU granted under the 2020 Plan generally is determined by the compensation committee. For purposes of this offer, your RSUs will not have a cash purchase price and you do not have to make any cash payment to Playtika to receive your new RSUs or the shares upon vesting, though the receipt of shares may be subject to taxation and withholding requirements. See Section 14 and Schedules C through L of this Offer to Exchange.

Vesting

Each new RSU will represent a right to receive one share of Playtika’s common stock on a specified future date but only if the new RSU vests.

New RSUs granted in the Option Exchange will not be vested on their date of grant regardless of whether the surrendered option was vested in whole or in part. For example, the awards granted to employees in January 2021 in connection with our initial public offering will be nearly 50% vested on the commencement date of the Option Exchange. Instead, the new RSUs granted in the Option Exchange will vest as follows:

•

Over three years in equal quarterly installments over the period beginning on the completion date of this offer and ending on the third-anniversary of the completion date, unless you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland or Romania.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Romania, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on the first anniversary of the completion date, and the remaining RSUs vesting in equal quarterly installments over the two year period thereafter.

•

If you are employed or engaged by Playtika or its majority-owned subsidiaries in Finland, your new RSUs will also vest over three years, with one-third of the new RSUs vesting on February 1, 2024, and the remaining RSUs vesting in eight equal quarterly installments over the period commencing on the first anniversary of the completion date and ending on the third anniversary of the completion date (and, for the avoidance of doubt, the first such quarterly vesting date will be the last day of the three-month period following the first anniversary date of the completion date of the Option Exchange).

•

Your new RSUs will be subject to the terms and conditions of an RSU agreement between you and Playtika. In all events, vesting is subject to continued service with us through the applicable vesting date. Your participation in the Option Exchange and receipt of any new RSUs does not provide any guarantee or promise of continued service with us.

New RSUs granted in the Option Exchange will only vest if the holder remains an active service provider who is eligible for vesting under the terms and conditions of the applicable RSU agreement, the relevant terms of the 2020 Plan and other relevant Playtika policies, as each may be amended from time to time.

IMPORTANT INFORMATION FOR

ELIGIBLE SERVICE PROVIDERS IN ISRAEL

If you participate in the Option Exchange and you are subject to tax in Israel, the exchange of eligible options for the grant of new RSUs in the Option Exchange may result in a taxable event and any new RSUs may not be eligible for favorable tax treatment under the 102 Capital Gains Track (as defined in the 2020 Plan) under Section 102 of the ITO. Playtika will seek the Israel Tax Ruling from the ITA which states that eligible option holders participating in the Option Exchange will not be subject to tax as a result of the exchange of eligible options for the new RSUs in the Option Exchange and that the new RSUs will be granted under the 102 Capital Gains Track under Section 102.

If the Israel Tax Ruling is obtained, the new RSUs will be granted under the 102 Capital Gains Track pursuant to which the new RSUs and any shares acquired at vesting of the new RSUs will be held in trust by the trustee designated by Playtika for at least 24 months from the date of grant of the new RSUs to comply with the required holding period.

Your eligible options may also have been granted under the 102 Capital Gains Track. Please note that you will not receive any holding period credit on your new RSU grants for the time period your eligible options were held in trust prior to the Option Exchange; rather, the required holding period will start over on the date the new RSUs are granted.

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Please read the “Impact of the Option Exchange” section in Schedule G to this Offer to Exchange for more information about the potential tax consequences to you of participation in the Option Exchange. If the Israel Tax Ruling is not obtained by Playtika, the Option Exchange may be a taxable event and any new RSUs may not be granted under the 102 Capital Gains Track of Section 102.

Form of payout

New RSUs granted pursuant to the Option Exchange and subsequently vested based on the eligible service provider’s continued service will be paid out in shares of Playtika common stock. We will satisfy all tax withholding and social insurance contribution obligations in the manner specified in your RSU agreement.

Adjustments upon certain events

Events Occurring Before the Grant Date. If we merge or consolidate with or are acquired by another entity prior to the completion date, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the 2020 Plan and the applicable option agreement. Further, if Playtika is acquired prior to the completion date, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new RSUs in exchange for them. If Playtika is acquired prior to the completion date but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new RSUs, including any adjustments to the number of shares that will be subject to the new RSUs. Under such circumstances, the type of security and the number of shares covered by your new RSUs would be adjusted based on the consideration per share given to holders of our shares in connection with the acquisition. Because of this adjustment, you may receive new RSUs covering more or fewer shares of the acquirer’s shares than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the new RSUs if no acquisition had occurred.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our shares. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our shares resulting from the merger or acquisition. This could result in a greater financial benefit for those eligible service providers who did not participate in the Option Exchange and retained their original options.

Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of our service providers before the completion of this Option Exchange. Termination of your service for this or any other reason before the grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their existing terms, and you will not receive any new RSUs or other benefit for your tendered options.

Events Occurring After the Grant Date. In the event of any change resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our shares, or any other change in the number of issued shares of Playtika common stock effected without receipt of consideration by us, our Compensation Committee will proportionately adjust the number of shares subject to outstanding equity awards, including RSUs, granted under the 2020 Plan and outstanding shares subject to and the exercise price of options granted under the 2020 Plan, as well as the number of shares that have been authorized for issuance under the 2020 Plan but as to which no awards have been granted.

In the event of a transaction described in the 2020 Plan, such as a merger, consolidation, sale of all or substantially all of our assets or our liquidation or dissolution, our Compensation Committee, may in its discretion determine the effect that such a transaction may have upon each outstanding award or option granted under the 2020 Plan. Our Compensation Committee may determine that upon such a transaction, an outstanding award granted under the 2020 Plan shall become fully vested and, if applicable, exercisable either for a limited period following such a transaction or for the remainder of its term, shall terminate upon or after such a transaction, shall be cancelled in exchange for cash in the amount of the excess of the fair market value of the shares subject to the award or option over any applicable exercise price upon termination, or shall be treated as provided under a combination of the above, or shall be so treated only if not adequately assumed or substituted for by a surviving or successor entity in such a transaction.

Transferability of New RSUs

New RSUs generally may not be transferred, other than by will or the laws of descent and distribution, unless our Compensation Committee indicates otherwise in your RSU agreement. In the event of your death, any person who acquires your new RSUs by bequest or inheritance may be issued the shares subject to the new RSUs if vested or exercised, respectively.

Registration and Sale of Shares Underlying New RSUs

All of the shares of our common stock issuable upon the vesting of the new RSUs have been registered under the U.S. Securities Act of 1933, as amended, or the Securities Act on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Playtika for purposes of the Securities Act, you will be able to sell the shares issuable upon vesting of your RSUs free of any transfer restrictions under applicable U.S. securities laws. Please see Schedules C through L for additional information on restrictions that may apply to service providers located outside of the U.S..

U.S. Federal Income Tax Consequences

You should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the new RSUs and exchanged options, as well as the consequences of accepting or rejecting this offer. We strongly recommend that you consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to discuss the consequences to you of this transaction.

U.S. Federal Income Tax Consequences in Multiple Jurisdictions

If you are a citizen or tax resident of the U.S., and are also subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax and social insurance contribution consequences that may apply to you. Certain eligible service providers may be subject to the tax laws in the U.S. and to the tax laws in other jurisdictions.

Tax Consequences in Other Jurisdictions

If you are subject to the tax laws in other jurisdictions, please see the description of the tax consequences under the tax laws of such jurisdiction, which is included in Schedules C through L to this Offer to Exchange.

Section 10.        Information Concerning Playtika.

General

We are one of the world’s leading developers of mobile games creating fun, innovative experiences that entertain and engage our users. We have built best-in-class live game operations services and a proprietary technology platform to support our portfolio of games which enable us to drive strong user engagement and monetization. Our games are free-to-play, and we are experts in providing novel, curated in-game content and offers to our users, at optimal points in their game journeys. Our players love our games because they are fun, creative, engaging, and kept fresh through a steady release of new features that are customized for different player segments.

We have primarily grown our game portfolio through acquisitions. Once we acquire games, we enhance the scale and profitability of those games by applying our live operations services and our technology platform, the Playtika Boost Platform. By leveraging this platform, our game studios can dedicate a greater portion of their time to creating innovative content, features, and experiences for players. We also develop new games using our internal development teams and infrastructure, applying learnings from our existing games.

We were founded in Israel in 2010. On January 15, 2021, we became a publicly traded company with our common stock traded on the Nasdaq Global Select Market under the ticker symbol “PLTK.” Playtika Holding Corp. was incorporated under Delaware law in 2016. The address and phone number for our principal executive offices are: HaChoshlim St 8, Herzliya Pituach, Israel (telephone number: 972-73-316-3251). Our website is located at http://www.playtika.com. Information contained on our website is not a part of the Offer to Exchange.

Availability of Reports and Other Information

We are subject to the informational filing requirements of the Exchange Act, which obligate us to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. Information, as of particular dates, concerning our directors and officers, their remuneration, options granted to them, the principal holders of our securities and any material interest of these persons in transactions with us is required to be disclosed in proxy statements distributed to our stockholders and filed with the SEC. As required by Exchange Act Rule 13e-4(c)(2), we have also filed with the SEC the Schedule TO, which includes additional information relating to the Option Exchange.

These reports, statements and other information, including the Schedule TO and documents incorporated by reference, are available to the public on the SEC’s site at https://www.sec.gov. This website address is not intended to function as a hyperlink, and the information contained on the SEC’s website is not incorporated by reference in this Offer to Exchange and it should not be considered to be a part of this Offer to Exchange.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents contain important information about us, and we incorporate them by reference (other than any portions of the respective filings that were furnished to, rather than filed with, the SEC under applicable SEC rules):

SEC Filings	Date Filed
Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”)	March 2, 2022

Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022	November 8, 2022

Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022	August 4, 2022

Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022	May 10, 2022

Current Reports on Form 8-K	January 12, 2022, February 11, 2022, June 10, 2022, July 11, 2022, August 24, 2022 and September 19, 2022

Proxy Statement on Schedule 14A (but only to the extent that such information was incorporated by reference into the 2021 Form 10-K)	April 28, 2022

Any statement contained in any document incorporated by reference into this Offer to Exchange shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Exchange or any subsequently filed document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Exchange.

You can obtain any of the documents incorporated by reference in this document from us or from the SEC’s website at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, at our principal executive offices located at Corporate Secretary, Playtika Holding Corp., HaChoshlim St 8, Herzliya Pituach, Israel. Please be sure to include your complete name and address in your request. If you request any incorporated documents, we will promptly mail them to you by first class mail, or another equally prompt means. You may also find additional information by visiting our website at http://www.playtika.com. Information on our website does not form part of the Option Exchange and is not incorporated by reference in this Offer to Exchange.

We had a book value of ($0.21) per share as of September 30, 2022 (calculated using the book value of ($88.4 million) as of September 30, 2022, divided by the number of outstanding shares of 412,735,477 as of September 30, 2022).

Section 11.        Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Securities.

A list of our current directors and executive officers as of November 3, 2022 is attached to this Offer to Exchange as Schedule A. Our executive officers may participate in the Option Exchange. No non-employee members of our board of directors hold outstanding options and accordingly, our non-employee members of our board of directors will not participate in the Option Exchange. As of November 3, 2022, our executive officers and directors (15 persons) as a group held options unexercised and outstanding options under our 2020 Plan to purchase a total of 4,833,186 of our shares, 4,573,824 RSUs, and 2,727,027 performance-based RSUs (“PSUs”) (at “target” levels), which collectively represented approximately 37.8% of the shares subject to all equity awards outstanding under our 2020 Plan as of that date.

The table below sets forth the beneficial ownership of each of our named executive officers and our executive officers as a group of options, RSUs and PSUs outstanding as of November 3, 2022. None of the members of our board of directors held options, RSUs or PSUs as of November 3, 2022. The percentages in the tables below are based on the total number of outstanding options (i.e., whether or not eligible for exchange), RSUs and PSUs under our 2020 Plan, which was 14,945,815, 13,637,183 and 3,478,378, respectively, as of November 3, 2022 (with PSUs reflected at “target” levels).

Name of Beneficial Owner	Number of Options Outstanding	Percentage of Total Outstanding Options	Number of RSUs Outstanding	Percentage of Total Outstanding RSUs	Number of PSUs Outstanding*	Percentage of Total Outstanding PSUs*
Directors and Executive Officers
Robert Antokol	—	—	4,391,100	32.2%	810,811	23.3%
Marc Beilinson	—	—	—	—	—	—
Hong Du	—	—	—	—	—	—
Dana Gross	—	—	—	—	—	—
Tian Lin	—	—	—	—	—	—
James Lu	—	—	—	—	—	—
Bing Yuan	—	—	—	—	—	—
Craig Abrahams	960,000	6.4%	—	—	378,378	10.9%
Ofer Kinberg	720,000	4.8%	—	—	297,297	8.5%
Shlomi Aizenberg	720,000	4.8%	—	—	297,297	8.5%
Michael Cohen	760,000	5.1%	—	—	202,703	5.8%

All directors and executive officers as a group (15 persons)	4,833,186	32.3%	4,573,824	33.5%	2,727,027	78.4%

*	PSUs are included based on “target” levels.

Except as otherwise described in this Offer to Exchange or in our filings with the SEC, and other than outstanding options to purchase our shares of common stock, RSUs or PSUs granted from time to time to our executive officers and directors under our 2020 Plan, neither we nor, to the best of our knowledge, any of our executive officers or directors is a party to any agreement, arrangement or understanding with respect to any of our securities, including, but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

Transaction Date	Name	Type	Shares	Price
10/10/2022	Playtika Holding UK II Ltd Alpha Frontier Ltd Chonqing Cibi Business Information Consultancy Co. Ltd. Equal Sino Ltd Giant Network Group Co. Ltd. Hazlet Global Ltd Jing Shi Shi Yuzhu	Open market or private sale of non-derivative or derivative security	27,943,900	$11.58

10/17/2022	Troy J. Vanke	Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3	504	$9.87

Except as otherwise described in the table above, to the best of our knowledge, no other executive officers or directors, nor any affiliates of ours, were engaged in transactions involving our common stock, options to purchase our shares of common stock or RSUs during the past 60 days before and including November 3, 2022.

On August 29, 2022, Playtika filed a Tender Offer Statement on Schedule TO with the SEC relating to the offer by Playtika to purchase up to 51,813,472 shares of its common stock at a price of $11.58 per share to the seller in cash, less any applicable withholding taxes and without interest (the “Offer to Purchase”), which expired one minute after 11:59 p.m. New York City time, on October 3, 2022. Playtika accepted for purchase approximately 51,813,472 shares of its common stock, for an aggregate cost of approximately $600 million, excluding fees and expenses relating to the Offer to Purchase. The number of shares of common stock that Playtika accepted for purchase in the Offer to Purchase represented approximately 12.6% of the total number of shares of common stock outstanding as of September 30, 2022. Playtika had approximately 360,922,005 Shares outstanding immediately following payment for the shares of common stock purchased in the Offer to Purchase.

Section 12.        Status of Options Acquired by Us in the Option Exchange; Accounting Consequences of the Option Exchange.

Exchanged options that we acquire through the Option Exchange will be cancelled and the shares of our common stock subject to those options will be returned to the pool of shares of our common stock available for grants of awards under the 2020 Plan, including any new RSUs granted under the Option Exchange. To the extent shares returning to the 2020 Plan are not fully reserved for issuance upon receipt of the new RSUs to be granted in connection with the Option Exchange, the shares will be available for issuance pursuant to future equity awards to employees and other eligible 2020 Plan participants without further stockholder action.

We have adopted the provisions of FASB Topic 718. Under Topic 718, the Option Exchange with respect to all eligible options is considered a modification of those options exchanged and as a result we may be required to recognize incremental compensation expense, if any, resulting from the new RSUs granted in the Option Exchange. The incremental compensation will be measured as the excess, if any, of the fair value of each new RSU granted to eligible service providers in exchange for the exchanged options, measured as of the date the new RSUs are granted, over the fair value of the eligible options exchanged for the new RSUs, measured immediately prior to the exchange. This incremental compensation expense will be recognized over the remaining requisite service period of the new RSUs. In the event that any of the new RSUs are forfeited prior to their vesting due to termination of employment or other service, any incremental compensation expense of the forfeited new RSUs will not be recognized.

Section 13.        Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our exchange of options and grant of new RSUs as contemplated by the Option Exchange, or any Nasdaq listing requirements that would be required for the acquisition or ownership of new RSUs or the shares subject thereto as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the Option Exchange to accept tendered options for exchange and to grant new RSUs for exchanged options is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting new RSUs on the grant date, we will not grant such new RSUs. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the grant date we will not grant the new RSUs and you will not receive any other benefit for the options you tendered and your eligible options will not be accepted for exchange.

Section 14.        Material Income Tax Consequences.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the exchange of options for new RSUs pursuant to the Option Exchange for those eligible service providers subject to U.S. federal income tax. This discussion is based on the U.S. Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this Offer to Exchange, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. This summary does not address applicable state or local taxes to which you may be subject.

If you are a citizen or a resident of the U.S., but also are subject to the tax laws of another country, you should be aware that there might be other tax and social insurance consequences that may apply to you. In addition, if you are a citizen or a resident of the U.S. but were granted options while employed by Playtika in Israel, please refer to Schedule G (Israel) to this Offer to Exchange for more information on the tax consequences of the Option Exchange.

Eligible service providers who are U.S. taxpayers who exchange outstanding options for new RSUs will not be required to recognize income for U.S. federal income tax purposes on the exchanged options at the time of the exchange. However, please refer to the tax discussion below regarding a discussion of the tax consequences of receiving new RSUs in connection with the Option Exchange.

We strongly recommend that you consult your personal legal counsel, accountant, financial, and/or tax advisor(s) with respect to the federal, state, local and foreign tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

Restricted Stock Units

If you are a U.S. taxpayer, you generally will not have taxable income at the time you are granted an RSU. Instead, you will recognize ordinary income as the RSUs vest and we deliver the shares to you, at which time Playtika generally will have an obligation to withhold applicable federal and state income taxes as well as social security taxes. The amount of ordinary income you recognize will equal the fair market value of the shares delivered to you. We will satisfy all tax withholding obligations in the manner specified in your RSU agreement. Any gain or loss you recognize upon the sale or exchange of shares that you acquire through a grant of RSUs generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you hold the shares. Shares held more than 12 months are subject to long-term capital gain or loss, while shares held 12 months or less are subject to short-term capital gain or loss.

We strongly recommend that you consult your personal legal counsel, accountant, financial, and/or tax advisor(s) with respect to the federal, state, and local tax consequences of participating in the Option Exchange.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to discuss the consequences to you of this transaction.

Stock Options

If you are employed by us in the U.S. and participate in this Option Exchange, your eligible options will be exchanged for new RSUs. So that you are able to compare the tax consequences of the new RSUs to that of your eligible options, we have included the following summary as a reminder of the tax consequences generally applicable to options under U.S. federal tax law. All stock options granted by Playtika are non-qualified stock options for U.S. federal tax purposes.

Under current law, an option holder who is a U.S. taxpayer generally will not realize taxable income upon the grant of a non-qualified stock option. When you exercise a non-qualified stock option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than one year. The holding period for the shares generally will begin upon exercise. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time of exercise.

If you were an employee at the time of the grant of the option, any income recognized upon exercise of a non-qualified stock option generally will constitute wages for which applicable federal, state and local income taxes and social security tax withholdings will be required.

Material Non-U.S. Tax Consequences

The tax consequences for individuals employed by us or providing services to us outside of the U.S. and individuals otherwise subject to income tax and social insurance contributions outside of the U.S. may differ from the U.S. federal income tax consequences summarized above and will depend on the tax rules and regulations in the applicable jurisdiction. Please see Schedules C through L to this Offer to Exchange for more information.

We strongly recommend that you consult your personal legal counsel, accountant, financial, and/or tax advisor(s) with respect to the federal, state, local and foreign tax consequences of participating in the offer.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to discuss the consequences to you of this transaction.

Section 15.        Extension of Option Exchange; Termination; Amendment.

We reserve the right, in our sole discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any surrendered eligible options. If we elect to extend the period of time during which this offer is open, we will give you written notice of the extension and delay, as described below. If we extend the offer and delay the completion date, we also will extend your right to withdraw tenders of eligible options until such delayed completion date. In the case of an extension, we will issue a press release, email or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled completion date. We also reserve the right, in our discretion, before the completion date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the completion date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least ten U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

Section 16.        Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting the surrender of eligible options to be exchanged through this offer. You will be responsible for any expenses incurred by you in connection with your election to participate in the offer, including, but not limited to, any expenses associated with any personal legal counsel, accountant, financial, and/or tax advisor(s) consulted or retained by you in connection with this offer.

Section 17.        Additional Information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

1.	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, filed with the SEC on March 2, 2022.

2.	Our definitive Proxy Statement on Schedule 14A (but only to the extent that such information was incorporated by reference into the 2021 Form 10-K), filed with the SEC on April 28, 2022;

3.	Our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2022, filed with the SEC on May 10, 2022;

4.	Our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2022, filed with the SEC on August 4, 2022;

5.	Our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2022, filed with the SEC on November 8, 2022; and

6.	Our Current Reports on Form 8-K filed with the SEC on January 12, 2022, February 11, 2022, June 10, 2022, July 11, 2022, August 24, 2022, and September 19, 2022.

You can obtain any of the documents incorporated by reference in this document from us or from the SEC’s website at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, at our principal executive offices located at Corporate Secretary, Playtika Holding Corp., HaChoshlim St 8, Herzliya Pituach, Israel. Please be sure to include your complete name and address in your request. If you request any incorporated documents, we will promptly mail them to you by first class mail, or another equally prompt means. You may also find additional information by visiting our website at http://www.playtika.com. Information on our website does not form part of the Option Exchange and is not incorporated by reference in this Offer to Exchange.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you in making your decision as to whether or not to participate in this offer.

Section 18.        Miscellaneous.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will any eligible options be accepted from the option holders employed by us in such jurisdiction.

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of the new RSUs in any jurisdiction where the Offer to Exchange is not permitted. However, at our discretion, we may take actions necessary for us to make an offer to option holders in any of these jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown on the first page of this Offer to Exchange. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

Playtika Holding Corp.

November 14, 2022

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS AND DIRECTORS OF PLAYTIKA HOLDING CORP.

Our executive officers and directors as of November 3, 2022 are set forth in the following table:

Name	Title
Robert Antokol	Chief Executive Officer and Chairperson of the Board
Craig Abrahams	President and Chief Financial Officer
Ofer Kinberg	Chief Revenue Officer
Shlomi Aizenberg	Chief Operating Officer
Michael Cohen	Chief Legal Officer and Corporate Secretary
Nir Korczak	Chief Marketing Officer
Erez Rachmil	Chief Technology Officer
Eric Rapps	Chief Strategy Officer
Yael Yehudai	Chief Human Resources Officer
Marc Beilinson	Director
Hong Du	Director
Dana Gross	Director
Tian Lin	Director
James Lu	Director
Bing Yuan	Director

The address of each executive officer and director is:

Playtika Holding Corp.

c/o Playtika Ltd.

HaChoshlim St 8

Herzliya Pituach, Israel

Members of our board of directors do not hold outstanding options and are not eligible to participate in this offer.

SCHEDULE B

SUMMARY FINANCIAL INFORMATION OF PLAYTIKA HOLDING CORP.

The following summary financial information has been derived from and should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2021 and the quarter ended September 30, 2022 that are incorporated by reference in this document.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME INFORMATION

(In millions, except per share amounts)

	Year Ended	Year Ended	Quarter Ended	Quarter Ended
	December 31, 2021	December 31, 2020	September 30, 2022 (Unaudited)	September 30, 2021 (Unaudited)
Revenues	$2,583.0	$2,371.5	$647.8	$635.9
Income from operations	562.2	387.2	131.4	154.4
Income before income taxes	408.4	194.4	107.1	129.6
Net income	$308.5	$92.1	$68.2	$80.5

Net income per share attributable to common stockholders:
Basic	$0.75	$0.24	$0.17	$0.20

Diluted	$0.75	$0.24	$0.17	$0.20

Weighted-average shares used in computing net income per share attributable to common stockholder:
Basic	408.9	384.7	412.7	409.6

Diluted	411.0	384.7	412.7	411.6

CONSOLIDATED BALANCE SHEET INFORMATION

(In millions, except per share amounts)

	September 30, 2022 (Unaudited)	December 31, 2021	December 31, 2020
Total current assets	$1,495.7	$1,335.7	$754.5
Total assets	$2,993.4	$2,803.3	$1,776.2

Total current liabilities	$525.9	$569.7	$640.4
Total liabilities	$3,081.8	$3,181.0	$3,019.7

Total stockholders’ equity (deficit)	(88.4)	(377.7)	(1,243.5)

Total Liabilities and stockholders’ deficit	$2,993.4	$2,803.3	$1,776.2

B-1

SCHEDULE C

GUIDE TO TAX ISSUES IN AUSTRIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the Offer to Exchange for eligible service providers subject to tax in Austria. This summary is based on the tax laws in effect in Austria as of November 2022. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the Option Exchange and grant of new RSUs in Austria.

Please note that the information contained in this summary related to withholding and reporting requirements for any income you receive as a result of your new RSUs is based on the laws in effect as of November 2022. The withholding and reporting requirements may change in the future due to tax law changes or to accommodate Playtika’s recharge of its cost related to the new RSUs to the local employer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You generally will receive grant documentation for your new RSUs based on the country where you are physically employed by (or under contract as an independent contractor with) Playtika or one of its majority–owned subsidiaries on the grant date of the new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs.

Grant of RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of RSUs

When your new RSUs vest and are settled in shares, the difference between the exercise price (if any) and the fair market value of the shares of common stock issued under the RSUs on the settlement date will be taxable as ordinary employment income for income tax and social insurance contribution purposes (to the extent the applicable contribution ceiling has not been exceeded). Your employer will generally be required to withhold taxes on such income. Income derived from an award may be subject to income tax exemption up to EUR 3,000 per year. Further conditions must be met to benefit from such tax exemption. Among others, the employer must retain the common stock received under an award for at least five calendar years. You should consult with your personal tax advisor to determine the exact prerequisites to obtain the tax exemption.

Your employer will report the taxable amount as taxable income on the pay slip (Lohnzettel) to the tax authorities by January 31 of the year following the year in which the taxable event occurs. This deadline is extended until the end of February if the pay slip is submitted electronically.

Sale of Shares

When you subsequently receive dividends or sell your shares of common stock, you will be subject to additional taxation on the dividends or on any capital gains you realize from the sale of the common stock. The taxable amount will be the amount of the dividends or equal to the difference between the sale proceeds and the participant’s cost basis in the shares (generally, the fair market value of the shares on the date of acquisition). Subject to any applicable Double Taxation Treaty (see below), any dividend and gain will be subject to tax at a rate of 27.5% Austrian capital gains tax. If the flat rate exceeds your (progressive) personal income tax rate, you may elect a personal assessment to apply your personal income tax rate.

Note that any dividends paid to you will be subject to U.S. income tax at source pursuant to the applicable Double Taxation Treaty (most likely 15%). This U.S. source tax can be credited towards your Austrian tax burden. You might be eligible for a tax credit in the U.S. if the U.S. tax authority withholds from the dividends an amount greater than the stipulated source tax pursuant to the Double Taxation Treaty.

If you sell shares of common stock issued under the RSUs at a price which is less than your cost basis in the shares, you will realize a capital loss. Capital losses may be offset from capital gains realized in the same tax year.

You will personally be responsible for directly paying and reporting any tax liabilities attributable to dividends or the sale of the shares of common stock to the local tax authorities on your annual income tax return to be filed by April 30 of the subsequent calendar year or June 30, if filed electronically. The receipt of dividends from common stock in Playtika or the sale of shares of common stock in Playtika does not need to be filed in the event you deposit the shares with an Austrian bank or, in the event that the sale is arranged by a foreign bank, the capital gains are paid out by an Austrian bank. In this case, the Austrian bank will withhold the capital gains tax.

Income Tax Withholding and Reporting Requirements

Under current laws, withholding and reporting for income tax and social insurance contributions (subject to the applicable contribution ceiling) are required when you vest in the RSUs, except to the extent that the exemptions for income tax (which also apply to social insurance contributions) apply. If required to do so, your employer will report and withhold on your taxable earnings at vesting to the Austrian tax authorities accordingly. Your employer may redeem a sufficient number of ordinary shares issued when RSUs vest to satisfy the tax and social insurance contribution withholding obligation. Alternatively, it may withhold from your salary or from the proceeds of the sale of the shares. You are responsible for reporting any income resulting from the sale of shares and the receipt of any dividends and paying all corresponding taxes. Additionally, if you hold securities (including common stock issued under the RSUs) or cash (including proceeds from the sale of the common stock) outside of Austria, you may be subject to reporting obligations to the Austrian National Bank. You should consult with your personal tax advisor to determine your personal reporting obligations.

Exchange Control Information

If you sell shares of common stock, or receive any cash dividends or dividend equivalent payments, you may have exchange control obligations if you hold the cash proceeds outside of Austria. If the transaction volume of all your accounts abroad exceeds a certain threshold (i.e., EUR 10,000,000), you must report the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen). You should consult with your personal tax advisor to determine your personal reporting obligations.

SCHEDULE D

GUIDE TO TAX ISSUES IN BELARUS

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the Offer to Exchange for eligible service providers subject to tax in Belarus. This summary is based on the tax laws in effect in Belarus as of November 2022. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the Option Exchange and grant of new RSUs in Belarus.

Please note that the information contained in this summary related to withholding and reporting requirements for any income you receive as a result of your new RSUs is based on the laws in effect as of November 2022. The withholding and reporting requirements may change in the future due to tax law changes or to accommodate Playtika’s recharge of its cost related to the new RSUs to the local employer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You generally will receive grant documentation for your new RSUs based on the country where you are physically employed by (or under contract as an independent contractor with) Playtika or one of its majority–owned subsidiaries on the grant date of the new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs.

Grant of RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of RSUs

You will not be subject to income tax when you vest in your RSUs. Upon settlement of RSUs, you will be subject to income tax on the value of the shares transferred to you at nil cost at the rate of 13%. The taxable amount will be the fair market value of the shares, provided there are no documents or information on the value of the shares from Playtika.

Sale of Shares

When you subsequently sell the shares acquired upon settlement of RSUs, you may be subject to income tax at the rate of 13% on any increase in value over the value on which the income tax was paid at the stage of the transfer of the shares to you at nil cost and other additional costs related to acquisition, keeping and sale of shares.

You will be subject to income tax in Belarus at the rate of 13% when you receive dividends from Playtika (after settlement of the RSUs and, if applicable, after grant of RSUs).

Social Insurance Contributions, Income Tax Withholding and Reporting Requirements

With respect to RSUs, there are no:

•	obligations for Playtika, you or your employer to pay social insurance contributions in Belarus;

•	withholding obligations for Playtika, you or your employer in Belarus;

•	reporting obligations for Playtika and your employer in Belarus.

You are required to notify the tax authority no later than 10 business days from the day of becoming a shareholder of Playtika (acquiring the shares upon settlement of RSUs).

You must file a tax return in Belarus if you have received foreign sourced income. The tax return can be filed in person, by post or through the personal account of a taxpayer on the web site of tax authorities.

•	Tax period: from 1 January to 31 December.

•	Reporting deadline: 31 March in the year following the expired tax period (year).

•	You must pay the income tax personally no later than 1 June in the year following the reporting tax period (year).

Exchange Control Information

To acquire the RSUs and the shares issued at vesting, no registration with the National Bank of the Republic of Belarus (“NBRB”) is required, provided that RSUs are granted for free and settlement of the RSUs does not involve any payments by the participants. To open an account in a foreign bank, generally, no permit of NBRB is required.

If an eligible option was previously registered at the NBRB website, you must submit on the NBRB website information on the full fulfillment of obligations under the eligible option no later than 15 calendar days from the completion of the Option Exchange.

NBRB jointly with the Council of Ministers of the Republic of Belarus may introduce currency restrictions, including, inter alia, introduction of special permits of NBRB for conducting currency transactions, restrictions on opening and maintaining accounts with foreign banks, for a period not exceeding 1 year in case there is a threat to the economic security of the Republic of Belarus and the situation cannot be resolved by other economic policy measures. As of November 2022, there are no currency restrictions imposed.

SCHEDULE E

GUIDE TO TAX ISSUES IN FINLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the Offer to Exchange for eligible service providers subject to tax in Finland. This summary is based on the tax laws in effect in Finland as of November 2022. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the Option Exchange and grant of new RSUs in Finland.

Please note that the information contained in this summary related to withholding and reporting requirements for any income you receive as a result of your new RSUs is based on the laws in effect as of November 2022. The withholding and reporting requirements may change in the future due to tax law changes or to accommodate Playtika’s recharge of its cost related to the new RSUs to the local employer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You generally will receive grant documentation for your new RSUs based on the country where you are physically employed by (or under contract as an independent contractor with) Playtika or one of its majority–owned subsidiaries on the grant date of the new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs. There should be no taxable income realized as a result of the Option Exchange because the exercise price of the eligible options will be higher than the fair market value of the RSUs (i.e., the Playtika share price on the completion date of the Option Exchange) received in the Option Exchange.

Grant of RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax and social insurance contributions (if any) when you vest in your RSUs and shares are issued to you. The taxable amount will be the fair market value of the shares at vesting.

Sale of Shares

When you subsequently sell the shares acquired upon settlement of your RSUs, you will be subject to capital gains tax on any gain you realize at a flat rate of 30% (or 34% for capital gain exceeding EUR 30,000). When determining the applicable capital gain, you may deduct from the sale proceeds the acquisition cost of the shares (which will be equal to the taxable income at vesting) and the sales costs. Natural persons may also alternatively deduct 20% of the sales proceeds (40% if the shares have been held for at least ten years).

If your sale proceeds are lower than your cost basis in the shares sold, you will realize a capital loss. Capital losses may be used to offset capital gains realized from the capital gains in the same calendar year or in five subsequent years. The capital loss can also be deducted from other capital income (e.g., net rental income) in the same fiscal year but cannot be deducted from other types of income (e.g., salary/wages).

You will be responsible for the payment of any capital gains tax liabilities arising from the sale or other disposition of your shares.

Income Tax Withholding and Reporting Requirements

Your employer will be required to report the taxable income realized and withhold the income tax, social insurance contributions (if any) due when your RSUs vest and shares are issued to you. You must confirm in your pre-completed tax return that the taxable benefit resulting from the vesting of the RSUs is reported.

Social Contributions

The RSUs are not subject to social insurance contributions except for the employee’s health care contribution (1.50% in 2022) payable by you in connection with income taxes.

SCHEDULE F

GUIDE TO TAX ISSUES IN GERMANY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the Offer to Exchange for eligible service providers subject to tax in Germany. This summary is based on the tax laws in effect in Germany as of November 2022. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the Option Exchange and grant of new RSUs in Germany.

Please note that the information contained in this summary related to withholding and reporting requirements for any income you receive as a result of your new RSUs is based on the laws in effect as of November 2022. The withholding and reporting requirements may change in the future due to tax law changes or to accommodate Playtika’s recharge of its cost related to the new RSUs to the local employer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You generally will receive grant documentation for your new RSUs based on the country where you are physically employed by (or under contract as an independent contractor with) Playtika or one of its majority–owned subsidiaries on the grant date of the new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of the new RSUs pursuant to the Offer of Exchange. However, it is to be noted that there is no clear guidance on the tax treatment of the Option Exchange set forth in the German Tax laws, in effect as of November 2022, nor any judicial precedents and tax administration guidance on the tax treatment of the Option Exchange.

Grant of RSUs

You likely will not be subject to tax when the new RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax at your individual tax rate and social insurance contributions when shares are issued to you upon vesting of your new RSUs. The taxable amount will be the fair market value of the shares at vesting, although you may be eligible for a partial exemption of up to EUR 1,440 if certain conditions are met. Social insurance contributions will only be due on the taxable amount to the extent the applicable contribution ceiling has not been reached yet by your income. Please note that, according to a recently introduced special regime for start-up companies, a favorable taxation may be achieved. Under such regime – and provided certain further conditions are met – (i) income tax is subject to a preferred tax rate if at least three years have passed since the transfer of the RSUs and (ii) the tax burden can be suspended for a maximum of twelve years.

You will also be subject to a solidarity surcharge if certain income thresholds are exceeded and (if applicable) church tax on your income tax liability at vesting.

Withholding and Reporting Requirements

When the shares are issued to you, your employer is required to withhold and report wage tax and (if applicable) social security contributions and church tax on the income realized. This also applies if RSUs are not directly granted by the employer but another group company as third party. If your regular salary is not sufficient for the employer to deduct wage tax and pay such tax to the competent tax office, the employer will request that you provide the respective amounts enabling the employer to withhold wage tax.

Irrespective of whether or not any wage tax has been withheld by your employer as per above, you must report the respective income for the issuance of the shares on your personal income tax return.

Sale of Shares

When you subsequently sell the shares acquired upon settlement of RSUs, you will, in general, be subject to a separate tax rate of 25% (so-called flat tax, Abgeltungsteuer), plus 5.5% solidarity surcharge thereon and (if applicable) church tax provided you did not own 1% or more of Playtika’s stated capital in a period of five consecutive years prior to the disposal and shares are not held as business assets. If the flat rate exceeds your personal income tax rate, you may elect a personal assessment to apply your personal income tax rate.

In addition, any gains you realize from the sale of shares is subject to an annual lump sum deduction applicable to all investment income (including any dividends receive on Playtika shares) for the relevant tax year.

For the sake of completeness and in the rather unlikely event that you own more than 1% of Playtika’s stated capital in a period of five consecutive years prior to disposal and the shares are not held as business assets, the capital gains are subject to (i) your personal income tax rate of up to 47.48% plus 5.5% solidarity surcharge (if applicable) thereon and (ii) church tax (if applicable). However, only 60% of the capital gains are taxed. Additionally capital gains are tax-exempt if it is less than EUR 9060.

Exchange Control Information

For statistical purposes, the German Federal Bank requires that you file monthly reports for any cross-border transactions in excess of EUR 12,500. If applicable, you are responsible for electronically reporting to the German Federal Bank by the fifth day of the month following the month in which the payment occurs. The form of report (Allgemeine Meldeportal Statistik) can be accessed via German Federal Bank’s website (www.bundesbank.de) and is available in both German and English.

SCHEDULE G

GUIDE TO TAX ISSUES IN ISRAEL

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the Offer to Exchange for eligible service providers subject to tax in Israel. This summary is based on the provisions of the Israeli Income Tax Ordinance (“ITO”), and the rules and regulations thereunder, in effect in Israel as of November 2022. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the Option Exchange and grant of new RSUs in Israel.

Please note that the information contained in this summary related to withholding and reporting requirements for any income you receive as a result of your new RSUs is based on the laws in effect as of November 2022. The withholding and reporting requirements may change in the future due to tax law changes or to accommodate Playtika’s recharge of its cost related to the new RSUs to the local employer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You generally will receive grant documentation for your new RSUs based on the country where you are physically employed by (or under contract as an independent contractor with) Playtika or one of its majority–owned subsidiaries on the grant date of the new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in your country apply to your specific situation.

Playtika Will Seek an Israel Tax Ruling on Tax Treatment of Option Exchange

Under general tax principles in Israel, the exchange of eligible options for the grant of new RSUs in the Option Exchange will result in a taxable event for the eligible service providers electing to exchange eligible options and any new RSUs may not be eligible for the 102 Capital Gains Track (as defined in the 2020 Plan) under Section 102 of the ITO. However, Playtika will seek a tax ruling from the Israel Tax Authorities (“ITA”) which states that eligible service providers participating in the Option Exchange will not be subject to tax as a result of the exchange of eligible options for the new RSUs in the Option Exchange and that the new RSUs will be granted under the 102 Capital Gains Track under Section 102 (the “Israel Tax Ruling”).

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Please read “Impact of Option Exchange” section below for more information about the potential tax consequences to you of participation in the Option Exchange. If the Israel Tax Ruling is not obtained by Playtika, the Option Exchange may be a taxable event and any new RSUs will not be granted under the 102 Capital Gains Track of Section 102.

Overview of Existing Equity Award Treatment in Israel under the 2020 Plan

Awards issued under the 2020 Plan to participants who are Israeli employees, directors and office holders have been granted under Section 102 of the ITO (“Section 102 Awards”) and Section 3(i) of the ITO (“Section 3(i) Awards”).

The taxation of your existing eligible options and impact of the Option Exchange on you and your awards will differ depending on if your awards are Section 102 Awards or Section 3(i) Awards.

Section 102 Awards under the 2020 Plan

Awards issued under the 2020 Plan to participants who are Israeli employees, directors and office holders, other than Controlling Shareholders (as such term is defined in the ITO) may be Section 102 Awards. The administrator of the 2020 Plan has the full authority to determine, with respect to the grant of Section 102 Awards, whether to elect for the grant of such awards the 102 Ordinary Income Track or the 102 Capital Gains Track (as such terms are defined in the 2020 Plan), and the identity of the trustee who will be granted such Section 102 Awards on behalf of the participants. We have filed the 2020 Plan together with our election of the 102 Capital Gains Track of Sections 102(b)(2) and 102(b)(3) of the ITO for grants of awards under the 2020 Plan with the Israeli tax authorities.

Accordingly, to avoid adverse tax consequences to eligible participants in the 2020 Plan who are Israeli residents, all awards and shares issued under the 2020 Plan pursuant to 102 Capital Gains Track are required to be held in trust by a trustee for at least 24 months from the date of issuance of such awards. Subject to completion of all the requirements under 102 Capital Gains Track, including the requirement that such awards be held in trust for the said period, any gain on such shares will be taxed as capital gains, plus surtax if applicable, with generally no social security or national health insurance charges. However, for grants made after our initial public offering (or during a period of 90 days or less prior to our initial public offering), the benefit derived to the participant from the difference (if any) between the exercise price of the award and the average closing price of our common stock on the Nasdaq Global Select Market during the thirty trading days prior to the date of grant of the award (or for grants made prior to our initial public offering, the average closing price of our common stock on the Nasdaq Global Select Market during the first thirty trading days following our initial public offering), will be taxed as ordinary income (i.e., at marginal tax rates, plus surtax if applicable, social security and national health insurance payments). (Please note: that for grants of options for which a “repricing” or reduction of the exercise price was implemented on February 7, 2022, the grant date for purposes of the 102 Capital Gains Track was reset to February 7, 2022 and the calculation of the portion of gain taxed as ordinary income will be recalculated based on such new grant date.) However, if the awards issued to a participant pursuant to the 102 Capital Gains Track are sold (or an award or any underlying shares are released from the trust) prior to the expiration of such two year trust period, any gains derived from the sale of shares will be deemed ordinary income, taxed at a participant’s marginal tax rate, including surtax if applicable, and plus applicable social security and national health insurance payments. We have designated ESOP Management & Trust Services Ltd. as the independent trustee for purposes of holding awards issued to eligible Israeli residents under the 2020 Plan.

According to the 102 Capital Gains Track, the participant may not sell or transfer any awards issued to him or her under such tax route prior to the expiration of 24 months from the date of issuance of such awards unless all required taxes and other compulsory payments are paid by the participant. While shares issued pursuant to the 2020 Plan are held in trust, a participant will receive all cash dividends paid on such shares after applicable tax is withheld. Any stock dividends or other distributions paid with respect to awards while they are held in trust will be held in trust by the trustee on the participant’s behalf at least until the expiration of two years from the date of issuance of the awards to which such stock dividends or other distributions relate.

Any sale of shares or release of any awards or shares from the trust will be subject to a participant’s satisfaction of all tax obligations with respect to such awards or shares (including, without limitation, surtax, social security and health insurance payments, if applicable). A participant will be required to provide the trustee with confirmation of the satisfaction of such tax obligations, which may be satisfied in cash or by deduction from other compensation payable to the participant. A participant may also satisfy his or her tax withholding obligations by delivery to the Company of shares of our common stock owned by the participant.

Section 3(i) Awards under the 2020 Plan

Israeli participants who do not qualify to receive awards under Section 102, including consultants, service providers and “Controlling Shareholders” (as such term is defined in the ITO) are granted awards under Section 3(i) of the ITO.

A participant who receives a Section 3(i) Award (that is not listed for trade) is not taxed on the grant date of the award, but will be taxed on the date of conversion of the award into shares. The income resulting from such conversion, equal to the difference between the exercise price of the award and the value of the underlying share on such date, will be classified as regular employment or work income subject to marginal tax rates (if the participant is an individual) or corporate tax rates (if the participant is a corporation) together with health insurance, social security insurance payments and surtax, if applicable.

Impact of Option Exchange

Playtika Will Seek an Israel Tax Ruling on Tax Treatment of Option Exchange

Under general tax principles in Israel, the exchange of eligible options for the grant of new RSUs in the Option Exchange will result in a taxable event for the eligible service providers electing to exchange eligible options and any new RSUs may not be eligible for the 102 Capital Gains Track under Section 102 of the ITO. However, Playtika will seek an Israel Tax Ruling from the ITA which states that eligible service providers participating in the Option Exchange will not be subject to tax as a result of the Option Exchange and that the new RSUs will be granted under the 102 Capital Gains Track under Section 102.

While Playtika will seek to obtain the Israel Tax Ruling as promptly as practicable, there can be no assurance when or if the Israel Tax Ruling will be obtained in respect of the Option Exchange. Playtika does not expect to receive a determination from the ITA as to whether the Israel Tax Ruling will be obtained in respect of the Option Exchange prior to the completion date. As a result, eligible service providers who are subject to tax in Israel will need to consider whether to exchange their eligible options for the grant of new RSUs in the Option Exchange in light of this uncertainty regarding the tax consequences to them of the Option Exchange in Israel.

Impact of Option Exchange on Section 102 Awards

The impact of the Option Exchange on your new RSUs will depend on whether the Israel Tax Ruling is ultimately obtained by Playtika.

	If the Israel Tax Ruling is Obtained	If the Israel Tax Ruling is NOT Obtained
General

According to the provisions of the expected Israel Tax Ruling, the RSUs granted in exchange for eligible options that are Section 102 Awards pursuant to the offer shall remain in the 102 Capital Gains Track. The Israel Tax Ruling is expected to refer to other technical requirements which will not be addressed here.

Generally, the date of submission of the application for a tax ruling in this respect, will be treated as the new date of grant of the RSUs issued upon completion of the Option Exchange for the purpose of calculating the Required Holding Period under Section 102 and the “immediate benefit,” as this term is described below. Playtika expects to submit the application for the Israel Tax Ruling on the date the Option Exchange commences.

If the Israel Tax Ruling is not granted by the ITA, the exchange of eligible options for the grant of new RSUs may result in a taxable event and the new RSUs would possibly not be eligible to remain in the 102 Capital Gains Track under Section 102.

The taxation may be determined in accordance with the value of RSUs granted to you. The ITA may value each RSU as equal to the market price of one of our shares of common stock at the date of exchange.

Grant of New RSUs	You likely will not be subject to tax when the RSUs are granted to you.

In general, you likely will not be subject to tax when the RSUs are granted to you.

However, if the ITA views the Option Exchange as a taxable event, your employer and/or the trustee is required to withhold tax from the consideration payable to you in the

Option Exchange (e.g., the RSUs). In such event, the applicable tax rate may be determined to be the tax rates applicable to ordinary income and not capital gains. Therefore, the grant of RSUs may be contingent upon the provision of confirmation of the satisfaction of such tax obligations by you, which may be satisfied in cash or by deduction from other compensation payable to you or in any other manner agreed with your employer and/or the trustee.

Vesting of RSUs	You likely will not be subject to tax when the RSUs vest, but only upon actual disposition of shares.	Same.

Sale of Shares

You will be subject to capital gains tax at the capital gains rate (25% in 2022) upon disposition of any common stock acquired at vesting of the RSUs.

However, since the Company is a publicly traded company, the difference between the average closing price of the Company’s shares at the 30 trading days preceding the new grant date and the exercise price of the equity award (if any) (the “immediate benefit”), will be taxed as ‘ordinary income’ at the holder’s marginal tax rate (up to 47% in 2022). In addition, Israeli National Insurance tax and health tax shall be imposed on the immediate benefit.

The ITA may claim that the 102 Capital Gains Track should not apply to your RSUs in the absence of the Israel Tax Ruling.

In such case, your gains from disposition of shares will be taxed as “ordinary income” at your marginal tax rates (up to 47% in 2022). In addition, Israeli National Insurance tax and health tax shall be imposed.

Otherwise, the taxation should be as described to the left under “If the Israel Tax Ruling is Obtained - Sale of Shares.”

Surtax on High Income	Individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 3% on annual income exceeding NIS 663,240 (in 2022), which amount is linked to the annual change in the Israeli consumer price index.	Same.

Withholding and Reporting

Your employer and/or the trustee will withhold and report income tax and Israeli national insurance tax and health tax (both employer and employee) due upon disposition of any common stock acquired at vesting of the RSUs on your behalf.

You are also responsible for reporting and paying any tax resulting from a capital gain realized in the sale of your common stock.

Same.

Terms of New RSU Grant	Your new RSUs will be granted under the terms of the 2020 Plan, including the Sub-Plan for Israeli Participants. As mentioned above, if an Israel Tax Ruling is obtained, the new RSUs will be granted under the 102 Capital Gains Track pursuant to which the new RSUs and any shares acquired at vesting of the new RSUs will

Your new RSUs will be granted under the terms of the 2020 Plan, including the Sub-Plan for Israeli Participants.

If the Israel Tax Ruling is not obtained, the new RSUs may possibly not be granted under the 102 Capital Gains Track.

be held in trust by the trustee designated by Playtika for at least 24 months from the date of grant of the new RSUs to comply with the Required Holding Period.

Your eligible options may also have been granted under the 102 Capital Gains Track. Please note that you will not receive any holding period credit on your new RSU grants for the time period your eligible options were held in trust prior to the Option Exchange; rather, the required 24 month holding period will start over on the date the new RSUs are granted.

Impact of Option Exchange on 3(i) Awards

If you hold eligible options that are Section 3(i) Awards, the new RSUs granted to you will also be Section 3(i) Awards.

New RSUs that are subject to taxation under Section 3(i) of the ITO will be subject to tax when the RSUs vest into shares. The income resulting from such vesting into shares, equal to the value of the underlying share on such date, will be classified as regular employment or work income subject to marginal tax rates (if the participant is an individual) or corporate tax rates (if the participant is a corporation) together with health insurance, social security insurance payments and surtax, if applicable.

In addition, as explained above, if the Israel Tax Ruling is not granted by the ITA, the exchange of eligible options for the grant of new RSUs may result in a taxable event. The taxation may be determined in accordance with the value of RSUs granted to you. The ITA may value each RSU as equal to the market price of one of our shares of common stock at the date of exchange.

Regardless of whether the Israel Tax Ruling is obtained, your new RSUs will be granted under the terms of the 2020 Plan, including the Sub-Plan for Israeli Participants.

SCHEDULE H

GUIDE TO TAX ISSUES IN POLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the Offer to Exchange for eligible service providers subject to tax in Poland. This summary is based on the tax laws in effect in Poland as of November 2022. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the Option Exchange and grant of new RSUs in Poland.

Please note that the information contained in this summary related to withholding and reporting requirements for any income you receive as a result of your new RSUs is based on the laws in effect as of November 2022. The withholding and reporting requirements may change in the future due to tax law changes or to accommodate Playtika’s recharge of its cost related to the new RSUs to the local employer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You generally will receive grant documentation for your new RSUs based on the country where you are physically employed by (or under contract as an independent contractor with) Playtika or one of its majority–owned subsidiaries on the grant date of the new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

You will not be subject to tax as a result of the voluntary exchange of existing options for the grant of the new RSUs.

Grant of RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of RSUs

You will be subject to taxation in Poland at the time when the RSUs vest and the shares are issued to you. Tax should be levied on the fair market value of the shares issued to you on the date of vesting. You will not be subject to social security contributions at vesting. However, as there are no specific regulations on taxation of RSUs in Poland, we recommend you to consult your personal tax advisor to confirm the rules of taxation at vesting as the vesting moment approaches.

Sale of Shares

When you subsequently sell the shares acquired upon settlement of your new RSUs, you will be subject to capital gains tax on any gain you realize. The capital gains tax will be levied at a rate of 19%. The taxable amount will be the difference between the sale price and any expense incurred by you for acquisition of the shares. If you already paid tax at vest, you should be entitled to decrease the tax base also by the amount of income which was taxed at vest.

Please also note that the capital gain that is subject to tax will be calculated on annual basis and the calculation will include income or loss from sales of any other securities. This means that your capital gain may be offset with losses incurred on disposal of your other securities. You will be obliged to submit to tax authorities a relevant tax return prior to April 30 of the year following year of disposal of shares and pay the tax due within that deadline.

In addition, Poland imposes so called solidarity duty on several types of income (including capital gains, employment income and other but excluding dividends, interest, etc.). The 4% solidarity duty is levied on top of income tax on excess of total annual income over PLN 1 million. The solidarity duty should be reported and paid by an individual within the same deadline as income tax.

If you vest in the RSUs and are issued shares, dividends may be paid with respect to those shares if Playtika, in its discretion, declares a dividend. Any dividends paid will be subject to tax in Poland and also to U.S. federal withholding tax. You may be entitled to deduct the U.S. federal tax withheld on that dividend in your Polish tax return.

Income Tax Withholding and Reporting Requirements

Your employer will not be required to report to tax authorities granting of RSUs or vesting of the RSUs and obtaining of the shares. You will be solely responsible for reporting and payment of any tax liabilities arising from the vesting, sale or other disposition of your shares. You will be also solely responsible for reporting and payment of potential solidarity duty.

SCHEDULE I

GUIDE TO TAX ISSUES IN ROMANIA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the Offer to Exchange for eligible service providers subject to tax in Romania. This summary is based on the tax laws in effect in Romania as of November 2022. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the Option Exchange and grant of new RSUs in Romania.

Please note that the information contained in this summary related to withholding and reporting requirements for any income you receive as a result of your new RSUs is based on the laws in effect as of November 2022. The withholding and reporting requirements may change in the future due to tax law changes or to accommodate Playtika’s recharge of its cost related to the new RSUs to the local employer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You generally will receive grant documentation for your new RSUs based on the country where you are physically employed by (or under contract as an independent contractor with) Playtika or one of its majority–owned subsidiaries on the grant date of the new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of the new RSUs pursuant to the Offer to Exchange at the moment of exchange.

Grant of RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of RSUs

The RSUs should benefit from the favourable tax treatment of a stock option plan and thus should not be subject to taxation upon grant or delivery of shares corresponding to those RSUs. Instead, you will be taxed only at the moment of actually realizing the gain related to the received shares (i.e., on the potential dividends and on the capital gains resulting from sale of shares).

Sale of Shares

You will be subject to capital gains tax on any gain realized upon sale of shares received under the 2020 Plan. The gain on the shares sold is represented by the difference between the sale price and the fiscal value of the shares (i.e. in case of awards that qualify as “stock option plan” under the Romanian tax legislation, the fiscal value is zero in case of awards that do not qualify as “stock option plan” under the Romanian tax legislation, the fiscal value is the market value of the shares at the moment when they are received by the employees). The capital gain tax rate is 10%. Capital gains are also subject to 10% health insurance contribution applied to 12 minimum wages, if the income obtained by the employee from self-employed activities/capital gains/rental income etc. exceeds 12 minimum wages, otherwise health insurance contribution is not due.

Starting January 1, 2023, the basis for the calculation of the health insurance contribution will change. Namely, if the income obtained from self-employed activities/capital gains/dividends/rental income etc. is at least equal to 6 minimum gross wages (i.e., at least equal to RON 15,300), the basis for the calculation of the health insurance contribution will be represented by:

•	The level of 6 minimum gross salaries (i.e., RON 15,300), in case of income between 6 and 12 minimum gross salaries (i.e., between RON 15,300 and RON 30,600);

•	The level of 12 minimum gross salaries (i.e., RON 30,600), in case of income between 12 and 24 minimum gross salaries (i.e., between RON 30,600 and RON 61,200); and

•	The level of 24 minimum gross salaries (i.e., RON 61,200), in case of income greater than 24 minimum gross salaries (i.e., greater than RON 61,200).

If you hold the shares issued upon vesting of the RSUs, you may be entitled to receive dividends if Playtika, in its discretion, declares a dividend. Any dividend paid will currently be subject to 5% tax in Romania and also to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Romania for the U.S. federal income tax withheld.

Dividends are also subject to 10% health insurance contribution applied to 12 minimum wages, if the income obtained by the employee from self-employed activities/capital gains/dividends/rental income etc., exceeds 12 minimum wages, otherwise health insurance contribution is not due.

Please note that starting January 1, 2023 the dividend tax applied to dividend income obtained by individuals will increase from 5% to 8%. In addition, starting January 1, 2023, the basis for the calculation of the health insurance contribution will change (similarly to the capital gains tax regime as described above).

Income Tax Withholding and Reporting Requirements

No income tax withholding or reporting obligations are due for the effective participation in the Option Exchange for awards which qualify as a “stock option plan” under the Romanian Fiscal Code.

Reporting and payment of the tax is also due on income resulting from the sale of shares/income from dividends. For these, it is your responsibility to compute/declare/pay the related income tax and health insurance contribution (if due) through the Single Tax Return which must be submitted prior to May 25th of the year following the one in which the income was obtained.

Exchange Control Information

You may have to provide the Romanian bank to which you transfer the proceeds from the sale of shares with appropriate documentation regarding the receipt of the income.

SCHEDULE J

GUIDE TO TAX ISSUES IN SWITZERLAND

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the Offer to Exchange for eligible service providers subject to tax in Switzerland. This summary is based on the tax laws in effect in Switzerland as of November 2022. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the Option Exchange and grant of new RSUs in Switzerland.

Please note that the information contained in this summary related to withholding and reporting requirements for any income you receive as a result of your new RSUs is based on the laws in effect as of November 2022. The withholding and reporting requirements may change in the future due to tax law changes or to accommodate Playtika’s recharge of its cost related to the new RSUs to the local employer.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You generally will receive grant documentation for your new RSUs based on the country where you are physically employed by (or under contract as an independent contractor with) Playtika or one of its majority–owned subsidiaries on the grant date of the new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of the new RSUs.

Grant of RSUs

You will not be subject tax when the new RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax and social insurance contributions when you vest in your new RSUs and shares are issued to you. The taxable amount will be the fair market value of the shares at vesting (i.e., the monetary benefit).

In addition, once your new RSUs vest and you receive shares, the fair market value of such shares will generally be subject to the net wealth tax at the cantonal and municipal levels.

Sale of Shares

When you subsequently sell the shares acquired upon settlement of your new RSUs, you will not be subject to capital gains tax, provided the shares are held as private assets (i.e., you are not considered a professional securities dealer for Swiss tax purposes and the shares were not purchased and/or held as a business asset).

If you receive shares upon vesting, you may be entitled to receive dividends if the Playtika declares a dividend. Any dividend paid will be subject to income tax in Switzerland and also to U.S. federal withholding tax. You may be entitled to a foreign tax credit against your Swiss income tax for the U.S. federal tax withheld.

Income Tax Withholding and Reporting Requirements

If you are subject to ordinary tax assessment (e.g., if you are a Swiss national or a foreign employee holding a “C” residence permit (or a foreign employee married to a Swiss national or someone with a “C” permit)), your employer is not required to withhold income tax, but is required to withhold social insurance contributions due when your RSUs vest and shares are issued to you. Your employer will also report the grant and vesting of RSUs on the annual certificate of salary (Lohnausweis) issued to you as of the end of the relevant calendar year.

If you are subject to ordinary tax assessment, you are responsible for attaching the certificate of salary (Lohnausweis) to your income and wealth tax return and for paying any tax resulting from the vesting of your RSUs. In addition, you must declare your RSUs and the shares acquired at vesting in the statement on bank accounts and securities (Wertschriften-verzeichnis) that you are required to file with your income and wealth tax return.

Alternatively, if you are subject to income taxation at source (e.g., if you are a foreign employee holding a “B” permit or a cross-border employee), your employer will be required to report the income realized (monetary benefit) and withhold the income tax and social insurance contributions due when your RSUs vest and shares are issued to you.

If you are subject to income taxation at source, depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.

SCHEDULE K

GUIDE TO TAX ISSUES IN THE UKRAINE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the Offer to Exchange for eligible service providers who are tax residents in Ukraine. This summary is based on the tax laws in effect in Ukraine as of November 2022. The summary does not consider the impact of any double taxation treaty that Ukraine has entered into and which may be relevant to you pursuant to the Offer of Exchange or the RSUs. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the Option Exchange and grant of new RSUs in Ukraine.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You generally will receive grant documentation for your new RSUs based on the country where you are physically employed by (or under contract as an independent contractor with) Playtika or one of its majority–owned subsidiaries on the grant date of the new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in your country apply to your specific situation.

If you are a tax resident of Ukraine, nothing in this document shall require Playtika or its relevant subsidiary to fulfill any obligations related to taxation in Ukraine of your transactions with the RSUs and the relevant shares, which shall be handled by yourself.

Ukrainian tax legislation does not have specific rules for taxation of the Option Exchange, the RSUs and related events such as “grant, vesting of RSUs and settlement/payment of RSUs by shares” and adverse interpretations of the law by tax authorities are possible.

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of the new RSUs.

Grant of RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of RSUs

You will not be subject to income tax when you vest in your new RSUs. On delivery of shares in settlement of RSUs, you will be obligated to pay 19.5% tax (18% income tax and 1.5% military tax) on the market value of shares transferred to you “free of charge” in settlement of RSUs (including any dividend equivalents settled in additional RSUs). You are obliged to report income from shares received in the annual tax return to be filed before May 1 and the tax to be paid before August 1 of the respective following year. If RSUs are settled in cash, any such cash amount paid to you will be subject to a 19.5% tax (18% income tax and 1.5% military tax).

Sale of Shares

Sale of shares by you will be subject to an additional 19.5% tax (18% income tax and 1.5% military tax) on gain (the sale price value minus cost basis). This may result in double taxation for you, because the full value of your shares received free of charge was taxed on delivery, and such full value is not allowed as a cost basis for sale.

You may pursue claiming the earlier paid 18% income tax as the cost basis for sale, stating that the shares were initially acquired for no consideration (as the law generally allows claiming income tax paid on gifted shares as cost basis). At the same time, in the absence of established domestic law application practice on stock-based awards, there is still a probability that tax authorities would deny any cost basis for such shares or would request additional documents proving acquisition of shares free of charge.

You are obliged to report your taxable income from shares sold in the annual tax return to be filed before May 1 and to pay the income tax before August 1 of the respective following year.

Exchange Control Information

There are no foreign asset reporting/exchange controls in Ukraine applicable to you that would affect participation in the Option Exchange.

The following, however, should be taken into account in the context of a potential sale of the shares to be received by you as settlement under the RSUs, as well as in the case that the RSUs are settled in cash:

Bank accounts used for crediting proceeds from the sale of shares:

If you are engaged by Playtika or one of its majority–owned subsidiaries as a contractor (rather than an employee) and registered in Ukraine as an “individual entrepreneur”, Ukrainian tax authorities may challenge your “individual entrepreneur” simplified tax regime if proceeds from the sale of the shares (or RSU settlement in cash as applicable) are credited on your bank account(s) used for performance of the contractor activities. You may consider using your individual bank account(s) instead, i.e. those not connected with your entrepreneurship activities.

Accordingly, you are strongly encouraged to consult your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in your country apply to your specific situation.

Financial monitoring:

If the share sales (or RSU cash settlement) transaction amounts to, or equals, or exceeds the equivalent of UAH 400k (~ USD 11k), crediting such funds to your Ukrainian bank account will likely be subject to financial monitoring. You should be ready to provide the relevant transaction-related, self-identification and other documents if so requested by your bank within the financial monitoring procedures.

SCHEDULE L

GUIDE TO TAX ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new RSUs pursuant to the Offer to Exchange for eligible service providers subject to tax in the United Kingdom. This summary is based on the tax laws in effect in the United Kingdom as of November 2022. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible service providers. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out-of-date at grant or vesting of the new RSUs, or when you sell shares acquired upon settlement of your new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) regarding the tax consequences of the Option Exchange and grant of new RSUs in the United Kingdom.

Please note that the information contained in this summary related to withholding and reporting requirements for any income you receive as a result of your new RSUs is based on the laws in effect as of November 2022. The withholding and reporting requirements may change in the future due to tax law changes or to accommodate Playtika’s recharge of its cost related to the new RSUs to the local employer.

If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, or if you are not treated as resident and ordinarily resident in the U.K., the information contained in this summary may not be applicable to you. You generally will receive grant documentation for your new RSUs based on the country where you are physically employed by (or under contract as an independent contractor with) Playtika or one of its majority–owned subsidiaries on the grant date of the new RSUs. Accordingly, you are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisor(s) as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the grant of new RSUs pursuant to the Offer to Exchange, although there is no clear guidance set forth by His Majesty’s Revenue and Customs (“HMRC”).

Grant of RSUs

You will not be subject to tax when the new RSUs are granted to you.

Vesting of RSUs

You will be subject to income tax and employee national insurance contributions (“NICs”) when the new RSUs vest and shares are issued to you. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell any shares acquired at vesting of the new RSUs, you will be subject to capital gains tax if your total capital gain exceeds the annual exemption amount (£12,300 for the tax year April 6, 2021 to April 5, 2022), in which case you will be subject to tax at a flat rate of 20% on the difference between the sale price and the fair market value of the shares at vesting if you are a higher or additional rate tax payer (or 10% if you qualify for entrepreneurs relief). If you are a basic rate taxpayer, the rate you pay depends on the size of the total capital gain and your taxable income.

Please note that, when you sell any shares acquired at vesting, you may need to take into account the share-identification rules in calculating your capital gains tax liability, particularly if you have acquired Playtika shares from other sources. These rules are complex and their impact will vary according to your personal circumstances. Please consult your legal counsel, accountant, financial and/or tax advisor(s) to determine how share-identification rules apply in your particular situation.

If the amount of sale proceeds is lower than your cost basis in the shares sold, you will realize a capital loss. Capital losses may be used to offset chargeable capital gains (i.e., capital gains in excess of your annual personal exemption amount) realized in the current tax year or in any subsequent tax year.

You will be responsible for the payment of any capital gains tax liabilities arising from the sale or other disposition of your shares through HMRC’s “self-assessment” system.

Income Tax Withholding and Reporting Requirements

Your employer will be required to report the income realized and withhold income tax and employee NICs due to HMRC. Your employer will also report the details of any acquisition of shares and/or RSUs on its annual HMRC tax return. You must also report this income on your personal income tax return.